UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2016

The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of King & Spalding LLP located at 1180 Peachtree Street, Atlanta, Georgia 30309 on Wednesday, May 25, 2016, commencing at 9:00 a.m., local time.

At the meeting, the stockholders will be asked to:

1.	Elect the seven (7) director nominees described in this Proxy Statement to serve for the ensuing year or until their successors are duly elected and have qualified;

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016;

3.	Conduct an advisory vote to approve executive compensation, often referred to as a “say on pay”; and

4.	Transact any other business that may properly be brought before the meeting.

The Board of Directors has fixed the close of business on Friday, April 1, 2016, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the proxy card (if you received a proxy card) and mail it promptly in the accompanying envelope. You may also vote your shares over the internet or by telephone as described on your proxy card (if you received a proxy card).

By Order of the Board of Directors,

DANIEL E. ELLIS

Senior Vice President, General Counsel and Secretary

Columbus, Georgia

April 15, 2016

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. YOU MAY ALSO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

PROXY STATEMENT SUMMARY

The following is a summary of certain key disclosures in our proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the entire proxy statement.

Annual Meeting of Stockholders

Time and Date:	9:00 a.m., local time, on Wednesday, May 25, 2016
Place:	Offices of King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30909
Record Date:	April 1, 2016

Proposals to be Voted on and Board Voting Recommendations

Proposals		Recommendation
1.	Election of directors	FOR EACH NOMINEE
2.	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016	FOR
3.	Advisory vote to approve executive compensation	FOR

Director Nominees

Name	Age (1)	Director Since	Occupation	Independent
Roland C. Smith	61	2002	Chairman and Chief Executive Officer of Office Depot, Inc.	Yes
Mark. R. Bell	70	2011	Former Senior Partner at PricewaterhouseCoopers and Arthur Andersen	Yes
Jeffrey W. Berkman	51	2009	Founding Partner of The Berkman Law Firm PLLC	Yes
Sean T. Erwin	64	2012	Chairman of the Board and former Chief Executive Officer of Neenah Paper, Inc.	Yes
James A. Fleming	57	2009	Executive Vice President and Chief Financial Officer of Columbia Property Trust, Inc.	Yes
S. David Passman III	63	2003	President and Chief Executive Officer, Carmike Cinemas, Inc.	No
Patricia A. Wilson	65	2004	Attorney; former General Counsel to NDCHealth Corporation	Yes

(1)	As of February 12, 2016

Ratification of Appointment of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016. Shown below is a summary of Deloitte & Touche LLP’s fees for services provided in 2014 and 2015.

	2015	2014
Audit Fees	$800,000	$800,000

Audit-Related Fees	362,145	531,818
Tax Fees	439,969	335,510
All Other Fees	—	—

Total Fees Paid to Auditor	$1,602,114	$1,667,328

Executive Summary of 2015 Results

2015 was a year of significant growth and achievement for both Carmike Cinemas, Inc. (“Carmike”) and the movie exhibition industry. Industry box office revenues exceeded $11 billion for the first time in history, on the back of numerous successful titles, including Star Wars: The Force Awakens, the highest grossing domestic box office film in history. This marked an increase in box office revenues of over 7% from 2014.

Carmike also enjoyed a record year, with record total operating revenues and Adjusted EBITDA exceeding $800 million and $135 million, respectively. The year culminated with Q4 2015 box office and concessions revenues exceeding the prior year quarter by over 16% and 23%, respectively. We outperformed the industry on box office revenues by more than 15% in Q4 and over 9% for full year 2015. The success we achieved in 2015, however, was not only attributable to the 2015 industry box office but also our many strategic and operational initiatives that have been implemented in recent years. Some of our more notable accomplishments in 2015 included:

•	outperforming the industry by almost 200 basis points on box office revenue per screen;

•	extending our streak of concessions and other revenue per patron increases to 24 consecutive quarters on a year-over-year basis;

•	successfully completing the acquisition of Sundance Cinemas, LLC (“Sundance”), adding 5 theatres and 37 screens to our growing circuit;

•	debuting six state-of-the-art Carmike entertainment complexes with a total of 73 screens;

•	successfully converting three theatres to our new casual in-theatre dining concept; and

•	doubling the number of locations providing adult beverages.

The Compensation and Nominating Committee has considered our 2015 performance relative to the industry and future operating plans in determining executive compensation for the Named Executive Officers.

Key 2015 Compensation Decisions

The Compensation and Nominating Committee believes that our compensation strategy has been effective in rewarding executives appropriately and in attracting and retaining highly qualified key executives. In furtherance of our overall goals of aligning employee and stockholder interests, rewarding pay for performance and providing competitive compensation to our key executives, the Compensation and Nominating Committee made the following key decisions in 2015:

•	Base salaries for senior executives were adjusted in 2015 based on market factors and performance.

•

Short-term cash incentives are performance-based and include financial, non-financial, company-wide and individual targets. In 2015, these targets focused on the achievement of EBITDA goals, expense reduction and operating improvements. For 2015, cash incentives were earned at 104% of target, based on actual EBITDA, and between 83% and 115% of target, based upon operating performance criteria, including individual performance goals. Overall, cash incentives were earned between 92% and 107% of target.

•

Long-term equity compensation grants are made on an annual basis and are structured to promote the retention of key executives and the achievement of performance goals. For 2015, one-half of such awards are performance-based. For 2015, equity incentives were earned at 104% of target, based on actual EBITDA.

2015 Compensation For Named Executive Officers

Set forth below is the 2015 compensation for each Named Executive Officer as determined under Securities and Exchange Commission rules. See the notes accompanying the 2015 Summary Compensation Table on pages 29 and 30 for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

S. David Passman III	770,000	120,120	1,904,024	680,680	(3,396)	408,522	3,879,950
President and Chief Executive Officer

Richard B. Hare	390,000	30,420	484,416	283,140	(3,447)	81,505	1,266,034
Senior Vice President— Finance, Treasurer and Chief Financial Officer

Fred W. Van Noy	440,000	34,320	679,528	297,990	(5,324)	82,398	1,528,912
Senior Vice President and Chief Operating Officer

Daniel E. Ellis	355,000	83,070	356,584	193,830	(3,169)	79,423	1,064,738
Senior Vice President, General Counsel and Secretary

A. Dale Mayo	300,000	—	555,060	274,800	—	13,426	1,143,286
President, Alternative Programming

GENERAL INFORMATION

This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. (which we refer to as “we,” “us,” “our,” “Carmike” and the “Company” in this proxy statement) in connection with the solicitation of proxies by the board of directors of Carmike (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held on Wednesday, May 25, 2016 (the “Annual Meeting”), at the offices of King & Spalding LLP located at 1180 Peachtree Street, Atlanta, Georgia 30909 at 9:00 a.m., local time, and any adjournments thereof. All stockholders are encouraged to attend the meeting. Carmike’s 2015 Annual Report to stockholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 25, 2016.

The proxy statement and the 2015 Annual Report to stockholders are available at http://www.astproxyportal.com/ast/19008/

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You can do this by telephone or internet voting or by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. When you sign and return the proxy card, or vote by telephone or over the internet (in each case as indicated on the proxy card), you appoint S. David Passman III, Fred W. Van Noy and Daniel E. Ellis as your representatives at the meeting. Mr. Passman, Mr. Van Noy and Mr. Ellis will vote your shares at the meeting as you have instructed them. This way your shares will be voted whether or not you attend the Annual Meeting. If you return a signed proxy card but do not provide voting instructions, your shares will be voted for the seven named nominees, for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2016 and for the approval, on an advisory basis, of executive compensation. If any issue comes up for vote at the meeting that is not on the proxy card, Mr. Passman, Mr. Van Noy and Mr. Ellis will vote your shares, under your proxy, in their discretion.

The designation of a proxy may be revoked at any time before it is voted by your delivering a new duly executed proxy card bearing a later date, by voting via telephone or the internet at a later date, or by your appearing and voting in person at the meeting. The expenses incidental to the preparation and mailing of these proxy materials are being paid by Carmike. Special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies. Such solicitation may be made personally, or by telephone, electronic mail, facsimile or mail. The anticipated cost of the services of Innisfree M&A Incorporated is $10,000, plus expenses.

We expect to announce preliminary voting results at the Annual Meeting. Carmike will publish the final results of the stockholder voting on a Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901. The telephone number is (706) 576-3400.

QUORUM AND VOTING REQUIREMENTS

The close of business on Friday, April 1, 2016 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 24,552,476 shares of Common Stock, $.03 par value (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting.

At the Annual Meeting, the holders of stock representing a majority of the voting power of all Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. This means that the seven directors receiving the greatest number of votes will be elected as directors. Votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have no effect.

The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2016 requires the affirmative vote of the majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Votes may be cast “for” or “against” ratification or a stockholder may abstain from voting. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

The advisory vote to approve executive compensation requires the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Votes may be cast “for” or “against” approval or a stockholder may abstain from voting. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances if you do not provide voting instructions. These circumstances include certain “routine” matters, such as Proposal 2 (the ratification of Deloitte & Touche LLP). Therefore, if you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

A brokerage firm cannot vote customers’ shares on non-routine matters. All of the matters other than Proposal 2 are non-routine matters. If your brokerage firm has not received voting instructions on a non-routine matter, these shares are considered “broker non-votes” to the extent that the brokerage firm submits a proxy. Broker non-votes are counted for purposes of establishing a quorum to conduct business at the meeting. Broker non-votes will have no effect on the outcome of Proposal 1 and will be treated as “against” Proposal 3.

The table below summarizes the votes required and treatment of votes described above:

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions	Broker Non-Vote
1	Election of directors	FOR EACH NOMINEE	Plurality of votes cast	No effect	No effect
2	Ratification of Deloitte & Touche as our independent registered public accounting firm	FOR	Majority of votes of holders represented and entitled to vote	Count as votes against	Discretionary broker voting permitted
3	Advisory vote to approve executive compensation	FOR	Majority of votes of holders represented and entitled to vote	Count as votes against	Count as votes against

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors has nominated the seven individuals named below for election as directors of Carmike (the “director nominees”), each to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, or until his or her death, resignation, retirement or removal. The Compensation and Nominating Committee of the Board of Directors also evaluates other candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

Carmike’s by-laws state that the Board of Directors shall consist of eleven directors; however, at any annual or special meeting, the stockholders may, and at any meeting of the Board of Directors, the Board of Directors may, fix a different number of directors who shall constitute the full Board of Directors, but the full Board of Directors shall consist of not less than six and no more than twelve directors. The Board of Directors has currently set the size of the full Board at seven directors.

All seven director nominees nominated by the Board of Directors for election are presently directors of Carmike. It is the present intention of the persons named in the enclosed proxy card to vote such proxy (unless authority to so vote is withheld) for the election of the seven director nominees named below as directors of Carmike.

The Board of Directors expects that each of the director nominees will be available to stand for election and to serve as a director. In the event a vacancy among the director nominees occurs prior to the meeting, the proxies may be voted for a substitute nominee or nominees named by the Board and for the remaining director nominees, or the Board may provide for a lesser number of directors.

The Board of Directors affirmatively determined that each of the director nominees qualifies for election under the criteria for evaluation of directors. See “Corporate Governance—Selection of Director Nominees—General Criteria and Process” on page 50 of this proxy statement. In addition, the Board of Directors determined that each director nominee, other than Mr. Passman, qualifies as an independent director under applicable standards.

There are no family relationships among our directors or executive officers.

Nominees

The following is a description of the business experience of each director nominee for at least the past five years. Ages are presented as of February 12, 2016:

Roland C. Smith, Chairman of the Board, 61, has been one of Carmike’s directors since April 2002, and has served as Chairman of the Board of Directors since June 2009. In addition, he currently serves as Chairman of the Compensation and Nominating Committee, and as a member of the Executive Committee. Mr. Smith is currently Chairman and CEO of Office Depot, Inc., a global provider of office products, services and solutions. He was President and Chief Executive Officer of Delhaize America and Executive Vice-President of Delhaize Group, from October 2012 to September 2013. Mr. Smith was a Special Advisor to The Wendy’s Company, a restaurant owner, operator and franchisor, from September 2011 to December 2011 and served as President and Chief Executive Officer of The Wendy’s Company from July 2011 to September 2011. Mr. Smith served as President and Chief Executive Officer of Wendy’s/Arby’s Group, Inc. and Chief Executive Officer of Wendy’s International, Inc., a restaurant owner, operator and franchisor, from September 2008 to July 2011. Mr. Smith served as the Chief Executive Officer of Triarc Companies, Inc. from June 2007 until September 2008 and the Chief Executive Officer of Arby’s Restaurant Group, Inc., a restaurant owner operator and franchisor, from April 2006 until September 2008. Mr. Smith served as President and Chief Executive Officer of American Golf

Corporation and National Golf Properties, an owner and operator of golf courses, from February 2003 to November 2005. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers, from April 1999 until January 2003. Mr. Smith previously served as President and Chief Executive Officer of the Triarc Restaurant Group (the predecessor to Arby’s Restaurant Group, Inc.) from February 1997 to April 1999. The Compensation and Nominating Committee considered Mr. Smith’s skills and experience demonstrated as a senior executive for several companies, as well as his familiarity and experience with the retail, leisure and entertainment industries in recommending that Mr. Smith be nominated as a director.

Mark R. Bell, 70, has been one of our directors since October 2011 and currently serves as Chairman of the Audit Committee and a member of the Corporate Governance Committee. Mr. Bell is a retired Senior Partner at PricewaterhouseCoopers and Arthur Andersen. Mr. Bell served as a director and Audit Committee Chairman of Reliability First Corporation, a not-for-profit company whose mission is to serve and enhance electric service reliability and security from 2005 to 2014, and as a director and Audit Committee Chairman of TRX Corporation, a global technology company specializing in travel technology and data services from 2006 to 2013. The Compensation and Nominating Committee considered Mr. Bell’s skills and experience, including financial expertise, demonstrated in his over 36 year career serving clients in multiple industries, including energy, utility and telecom and his work with Fortune 500 and mid-cap companies, providing a wide range of professional services, in recommending that Mr. Bell be nominated as a director.

Jeffrey W. Berkman, 51, has been one of our directors since November 2009 and currently serves as a member of the Compensation and Nominating Committee and the Corporate Governance Committee. Mr. Berkman is founding Partner of The Berkman Law Firm, PLLC where he currently serves as a solo practitioner. Mr. Berkman previously served as Senior Vice President and General Counsel of Bigfoot Ventures Ltd., a venture capital firm, and several affiliates, including a movie and television production company, a real estate investment and development company and various internet based businesses since 2000. Prior to 2000, Mr. Berkman was a Senior Associate at the law firms of Davis, Scott, Weber & Edwards (now Hogan Lovells); Arent Fox; and Whitman Breed Abbot & Morgan (now Winston & Strawn). The Compensation and Nominating Committee considered Mr. Berkman’s skills and experience demonstrated in his legal career, including as General Counsel of Bigfoot, as well as his experience and familiarity with the entertainment industry in recommending that Mr. Berkman be nominated as a director.

Sean T. Erwin, 64, has been one of our directors since May 2012 and currently serves as a member of the Audit Committee and the Corporate Governance Committee. Mr. Erwin currently serves as the Chairman of the Board of Neenah Paper, Inc., a position he has held since November 2004. Previously, Mr. Erwin also served as Chief Executive Officer of Neenah Paper, Inc. from the time of its spin-off from Kimberly-Clark Corporation in November 2004 until May 2011. Prior to the spin-off, he served as an employee of Kimberly-Clark since 1978 and held increasingly senior positions in both finance and business management. In January 2004, Mr. Erwin was named President of Kimberly-Clark’s Pulp and Paper Sector, which comprised the businesses transferred to Neenah Paper Inc. by Kimberly-Clark. He served as the President of the Global Nonwoven business from early 2001. He has also served as the President of the European Consumer Tissue business, Managing Director of Kimberly-Clark Australia, as well as President of the Technical Paper business. Mr. Erwin was a Director of Elavon, Inc. (Formerly Nova Corp.) from July 2000 until its sale to U.S. Bancorp in 2001. The Compensation and Nominating Committee considered Mr. Erwin’s experience demonstrated as a senior public company executive as well as his expertise in finance and business management, in recommending that Mr. Erwin be nominated as a director.

James A. Fleming, 57, has been one of our directors since March 2009 and currently serves as a member of the Compensation and Nominating Committee and the Executive Committee. Mr. Fleming is Executive Vice President and Chief Financial Officer of Columbia Property Trust, Inc., one of the nation’s largest office real estate investment trusts. Mr. Fleming was Executive Vice President and Chief Financial Officer of Schottenstein Property Group, Inc., an owner, operator, acquirer and redeveloper of shopping centers from January 2011 to June 2013, and served as Executive Vice President and Chief Financial Officer of Cousins Properties

Incorporated, a leading fully integrated real estate investment trust, based in Atlanta and listed on the New York Stock Exchange, from August 2004 to November 2010. From July 2001 to August 2004, Mr. Fleming was Senior Vice President, General Counsel and Secretary of Cousins Properties Incorporated. Prior to joining Cousins Properties, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray from October 1994 until July 2001. The Compensation and Nominating Committee considered Mr. Fleming’s skills and experience demonstrated as a senior executive, including as a Chief Financial Officer and as a General Counsel, as well as his familiarity and experience with the commercial real estate industry in recommending that Mr. Fleming be nominated as a director.

S. David Passman III, 63, has been our President and Chief Executive Officer since June 2009 and one of our directors since June 2003. Mr. Passman is a member of the Executive Committee. Mr. Passman served as the President and Chief Executive Officer of IBS-STL, Inc., or its predecessor, STL, Inc., a book publishing and distribution company, from June 2005 until January 2009. Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H. Harland Co., a provider of printed products and software and related services to the financial institution market, from 1999 to 2003 and as Chief Financial Officer from 1996 to 1999. From 1985 to 1996, Mr. Passman was a partner in the tax division of Deloitte & Touche LLP, a public accounting firm. Mr. Passman served as the Managing Partner of the Atlanta, Georgia office of Deloitte & Touche LLP from 1993 to 1996. Mr. Passman is a Certified Public Accountant. The Compensation and Nominating Committee considered Mr. Passman’s skills and experience demonstrated as a senior executive, including as Chief Executive Officer and Chief Financial Officer, for several private and public companies, his knowledge of our business and industry, and his expertise in public accounting, in recommending that Mr. Passman be nominated as a director. In addition, it has been our historic practice that our Chief Executive Officer serves as a director.

Patricia A. Wilson, 65, has been one of our directors since April 2004 and currently serves as a member of the Audit Committee and Compensation and Nominating Committee and Chair of the Corporate Governance Committee. Ms. Wilson has been practicing as a private attorney since October 2002, advising both private and public companies in corporate and securities law. Ms. Wilson served as the General Counsel to NDCHealth Corporation, a provider of information systems and services to the healthcare market, from October 2000 to October 2002. Prior to joining NDCHealth Corporation, she was a partner with the law firm of Troutman Sanders LLP from 1988 to September 2000, practicing in the fields of corporate finance and securities law. The Compensation and Nominating Committee considered Ms. Wilson’s skills and experience demonstrated throughout her legal career advising public companies on corporate, securities and governance affairs in recommending that Ms. Wilson be nominated as a director.

The Board of Directors recommends a vote FOR each of the director nominees set forth above.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee intends to appoint Deloitte & Touche LLP to audit our consolidated financial statements for the year ending December 31, 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016, and to prepare reports on this audit. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders. We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016. Although ratification is not required by our by-laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Carmike and our stockholders.

The Board of Directors recommends a vote FOR the ratification of

Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Mark R. Bell as Chairman, Sean T. Erwin and Patricia A. Wilson. Each of Messrs. Bell and Erwin and Ms. Wilson meets the applicable independence requirements of the SEC and the Nasdaq listing standards. In addition, each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Bell, designated by the Board of Directors as the “audit committee financial expert” under the rules and regulations of the SEC, meets the Nasdaq professional experience requirements. The Audit Committee operates under a written charter, as revised on February 27, 2015, a copy of which is available on Carmike’s website at www.carmike.com.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2015. The Audit Committee also has discussed with Deloitte & Touche LLP, Carmike’s independent registered public accounting firm for fiscal 2015, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on those reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

By the Audit Committee:	Mark R. Bell, Chairman
February 29, 2016	Sean T. Erwin
Patricia A. Wilson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, and together with the Securities Act, the “Acts”), except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees billed to us for the fiscal years ended December 31, 2015 and 2014 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2015	2014
Audit Fees (1)	$800,000	$800,000

Audit-Related Fees (2)	362,145	531,818
Tax Fees (3)	439,969	335,510
All Other Fees	—	—

Total Fees Paid to Auditor	$1,602,114	$1,667,328

(1)	Audit fees and expenses primarily relate to the 2015 and 2014 annual audits, the review of quarterly reports on Form 10-Q and the annual report on Form 10-K and the audit of internal controls over financial reporting.

(2)	Includes fees for accounting advisory services related to the accounting treatment of transactions or events, including acquisitions.

(3)	Includes fees for tax compliance, tax planning and advice services.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to Carmike’s Chief Financial Officer or Controller. The Chief Financial Officer or Controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The Audit Committee will be informed on a regular basis regarding the services rendered by the independent registered public accounting firm in accordance with our general pre-approval policy.

None of the services related to the “Tax Fees” described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our executive compensation program is the same as our goal for operating Carmike—to create long-term value for our stockholders. To achieve this goal, we have designed and implemented compensation programs for our executives to reward them for sustained financial and operating performance, to align their interests with those of our stockholders, and to encourage them to remain with our company.

In this section, we summarize:

•

the role and activities of the Compensation and Nominating Committee, as well as outside compensation consultants and our executives, in matters of executive compensation, in general and during the fiscal year ended December 31, 2015;

•	compensation for our Named Executive Officers;

•	the philosophy, policies and principles of our executive compensation program;

•	the primary components of our executive compensation program—base salary, annual bonus, deferred compensation, long-term incentives, and benefits and perquisites;

•	the agreements with our Named Executive Officers;

•	certain insider trading, tax and accounting requirements; and

•

our compensation-related governance initiatives, including our stock ownership guidelines and holding period requirements, our incentive compensation recoupment policy and our policy not to provide excise tax gross-up payments.

Executive Summary of 2015 Results

2015 was a year of significant growth and achievement for both Carmike and the movie exhibition industry. Industry box office revenues exceeded $11 billion for the first time in history, on the back of numerous successful titles, including Star Wars: The Force Awakens, the highest grossing domestic box office film in history. This marked an increase in box office revenues of over 7% from 2014.

Carmike also enjoyed a record year, with record total operating revenues and Adjusted EBITDA exceeding $800 million and $135 million, respectively. The year culminated with Q4 2015 box office and concessions revenues exceeding the prior year quarter by over 16% and 23%, respectively. We outperformed the industry on box office revenues by more than 15% in Q4 and over 9% for full year 2015. The success we achieved in 2015, however, was not only attributable to the 2015 industry box office but also our many strategic and operational initiatives that have been implemented in recent years. Some of our more notable accomplishments in 2015 included:

•	outperforming the industry by almost 200 basis points on box office revenue per screen;

•	extending our streak of concessions and other revenue per patron increases to 24 consecutive quarters on a year-over-year basis;

•	successfully completing the acquisition of Sundance Cinemas, LLC, adding 5 theatres and 37 screens to our growing circuit;

•	debuting six state-of-the-art Carmike entertainment complexes with a total of 73 screens;

•	successfully converting three theatres to our new casual in-theatre dining concept; and

•	doubling the number of locations providing adult beverages.

The Compensation and Nominating Committee has considered our 2015 performance relative to the industry and future operating plans in determining executive compensation for the Named Executive Officers.

Key 2015 Compensation Decisions

The Compensation and Nominating Committee believes that our compensation strategy has been effective in rewarding executives appropriately and in attracting and retaining highly qualified key executives. In furtherance of our overall goals of aligning employee and stockholder interests, rewarding pay for performance and providing competitive compensation to our key executives, the Compensation and Nominating Committee made the following key decisions in 2015:

•	Base salaries for senior executives were adjusted in 2015 based on market factors and performance.

•

Short-term cash incentives are performance-based and include financial, non-financial, company-wide and individual targets. In 2015, these targets focused on the achievement of EBITDA goals, expense reduction and operating improvements. For 2015, cash incentives were earned at 104% of target, based on actual EBITDA, and between 83% and 115% of target, based upon operating performance criteria, including individual performance goals. Overall, cash incentives were earned between 92% and 107% of target.

•

Long-term equity compensation grants are made on an annual basis and are structured to promote the retention of key executives and the achievement of performance goals. For 2015, one-half of such awards are performance-based. For 2015, equity incentives were earned at 104% of target, based on actual EBITDA.

The Compensation and Nominating Committee continues to monitor competitive industry compensation practices and our specific financial and operating goals. Accordingly, the committee may adopt changes to its approach and policies in response to changes in industry practice or company goals as it deems desirable or necessary.

Consideration of “Say on Pay” Voting Results

The Compensation and Nominating Committee considered the results of the stockholder “say on pay” vote at our 2015 annual meeting of stockholders. Because over 96% of votes cast approved our compensation program as described in our 2015 proxy statement, the Compensation and Nominating Committee believes that stockholders support our compensation policies and programs. Therefore, the Compensation and Nominating Committee continued to generally apply the same principles in determining the amounts and types of executive compensation for 2015 and in structuring 2016 compensation.

The Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for setting the overall compensation strategy and compensation policies for our senior executives and directors, including determining the forms and amount of compensation appropriate to achieve our strategic objectives. The Compensation and Nominating Committee’s functions are more fully described in its charter, which can be viewed at the investor relations page on our website at www.carmike.com. The Compensation and Nominating Committee annually reviews and, as necessary, recommends changes to its charter for approval by the Board of Directors.

Role of Compensation Consultants

The Compensation and Nominating Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation. Since February 2010, the Compensation and Nominating Committee has engaged Mercer LLC as the Committee’s compensation consultant to assist the Committee in reviewing and analyzing Carmike’s compensation structure and practices generally, the reports from Pearl Meyer & Partners (management’s compensation consultant) and management’s compensation recommendations. Mercer LLC has not been engaged to provide any other services to Carmike. Carmike has engaged Pearl Meyer & Partners as management’s compensation consultant since June 2009. During 2015, Mercer LLC and Pearl Meyer & Partners provided various compensation recommendations, analyses and presentations, which included, among other items:

•	reviews and assessments of our share availability under our current long-term incentive plan;

•	reviews and assessments of the general market competitiveness of our current compensation structure for our senior executives;

•	an examination of a peer group for executive and director compensation benchmarking purposes;

•	reviews and assessments of perquisites offered to senior executives;

•	reviews and assessments of our current short-term and long-term incentive plans relative to peer group practices and broader market trends; and

•	recommended changes to our current programs.

The Compensation and Nominating Committee utilizes a compensation peer group for executive and director benchmarking purposes developed in conjunction with Mercer LLC. In constructing its peer group, the Compensation and Nominating Committee and Mercer LLC considered each company’s size (based on revenue), industry and number of employees, among other factors. The Compensation and Nominating Committee and Mercer LLC evaluated companies with revenue ranging from approximately one-third to four times Carmike’s revenue as well as other companies in the motion picture exhibition industry. Changes to our peer group were made in 2015 to include a better mix of companies based on size and industry. The companies comprising this peer group are listed below. The companies indicated with an asterisk below were added to the peer group in 2015.

• AMC Entertainment Holdings Inc.	• Cinemark Holdings Inc.	• Reading International, Inc.	• Six Flags Entertainment Corporation
• Bravo Brio Restaurant Group, Inc.	• Fiesta Restaurant Group, Inc.*	• Red Robin Gourmet Burgers Inc.	• Town Sports International Holdings
• Buffalo Wild Wings Inc.	• International Speedway Corporation	• Regal Entertainment Group	• Vail Resorts Inc.
• Cedar Fair, L.P.*	• The Marcus Corporation	• Ruth’s Hospitality Group, Inc.	• World Wrestling Entertainment, Inc.

Compensation Consultant Independence and Conflict of Interest Assessment

In light of Nasdaq and SEC rules, we requested and received information from Pearl Meyer & Partners and Mercer LLC addressing their independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation and Nominating Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation and Nominating Committee concluded that Mercer LLC is independent and the work of Pearl Meyer & Partners and Mercer LLC did not raise any conflict of interest.

Role of Executives in Establishing Compensation for 2015

Generally, the Chief Executive Officer makes recommendations to the Compensation and Nominating Committee for base salary and bonus compensation amounts for other senior executives. The Compensation and Nominating Committee also consults with the Chief Executive Officer when establishing the financial and operating criteria for performance-based bonuses applicable to other senior executives; however, the Committee meets in executive session when considering the compensation of the Chief Executive Officer. The Compensation and Nominating Committee periodically invites the Chief Executive Officer and other members of management and the Board of Directors to attend Committee meetings in order to receive operating and financial information from these officers and directors and to discuss goals, objectives and performance. The Compensation and Nominating Committee does not delegate any of its duties to management and regularly holds executive sessions without the members of management present.

Compensation Committee Activity

Mr. Smith, as Chairman, sets the agenda for each meeting of the Compensation and Nominating Committee in consultation with management, counsel and the other Committee members. In 2015, the Compensation and Nominating Committee met eight times. During these meetings in 2015, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2014 incentive bonuses for senior executives;

•	approved 2015 base salaries and incentive bonus objectives for the senior executive officers;

•

approved the grant of 74,000 shares of time-vested restricted stock and a target amount of 74,000 performance shares to a group of 18 senior executives, including the named executive officers, in March 2015;

•	approved the addition of peer companies to our peer group; and

•	recommended candidates for election to the Board of Directors.

To date, the Compensation and Nominating Committee has held three meetings in 2016. During these meetings in 2016, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2015 incentive bonuses for senior executives;

•	approved 2016 base salaries and incentive bonus objectives for the senior executive officers;

•	approved the grant of 79,800 shares of time-vested restricted stock units and a target amount of 79,800 performance shares to a group of 16 senior executives, including the NEOs, in February 2016; and

•	approved changes to our non-employee director compensation.

Named Executive Officers for 2015

The Compensation and Nominating Committee reviews, analyzes and approves the compensation of our senior executive officers, including the Named Executive Officers (the “NEOs”), included in the tables below in the following sections. The NEOs for 2015 include our Chief Executive Officer, our Chief Financial Officer and the three other executive officers with the highest total compensation for 2015, calculated in accordance with the rules and regulations of the SEC. Our NEOs for 2015 were:

•	S. David Passman III, President and Chief Executive Officer;

•	Richard B. Hare, Senior Vice President—Finance, Treasurer and Chief Financial Officer;

•	Fred W. Van Noy, Senior Vice President and Chief Operating Officer;

•	Daniel E. Ellis, Senior Vice President, General Counsel and Corporate Secretary; and

•	A. Dale Mayo, President, Alternative Programming.

Compensation Philosophy, Policies and Principles

The Compensation and Nominating Committee is responsible for establishing the policies and principles that form the basis of our executive compensation programs. The Compensation and Nominating Committee’s philosophy is to implement programs that are designed to:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

We believe our compensation programs provide senior executives with a pay opportunity that is reasonable and competitive with the external market and that rewards performance. For example, in 2015 Carmike’s compensation policy for senior executives was designed to provide a competitive base of cash compensation (considering factors such as experience, qualifications and our recent performance) and tying incentive compensation to achieving specified levels of financial performance and specific operating goals. However, the Compensation and Nominating Committee believes that when our performance or the executive’s individual achievement exceeds performance objectives or does not meet expectations, overall pay should reflect actual performance. In connection with developing pay opportunities that are reasonable and competitive, the Compensation and Nominating Committee has utilized comparisons to published survey data and information gathered on our peer group.

We believe that a compensation structure related to performance reinforces our business objectives and the alignment of the employee’s interest with our stockholders. Senior executive compensation is linked to individual performance as well as overall company performance with respect to financial and operating objectives. The Compensation and Nominating Committee selects financial and operating metrics which it believes strongly correlate to key strategic goals and enhanced stockholder value over time. For instance, recent performance metrics have been designed in part to reflect our EBITDA targets and execution of strategic plans approved by the Board of Directors, as well as expense reductions.

Since 2010, the Compensation and Nominating Committee has had in place an equity-based long-term incentive compensation program under which it grants annual awards. The Compensation and Nominating Committee believes that an annual award program aligns Carmike with competitive practices and enhances the Committee’s ability to monitor and manage equity grants as a component of compensation. We grant long-term incentive awards to key employees at a regularly scheduled meeting of the Compensation and Nominating Committee, typically in February or March of each year.

Since 2012, our Compensation and Nominating Committee, upon recommendations received by management from Pearl Meyer & Partners (and reviewed by Mercer LLC), has eliminated the grant of stock options in favor of an equity grant mix that includes, for 2015, by value, 50% time-based restricted stock and 50% performance shares. The Compensation and Nominating Committee believes that the elimination of stock options: (1) reduces our annual share usage; (2) better aligns the cost to us and the value we receive from the program; (3) increases a participant’s perceived value from the program; and (4) reflects the practices of our peer companies.

As part of this approach to long-term equity grants, the Compensation and Nominating Committee has structured the terms of the performance share awards to senior executives in light of the principles described above. The performance share awards have the following attributes:

•	a three-year performance period, comprised of three separate one-year performance measurement periods;

•	annual EBITDA-based performance goals that are consistent with the goals for the annual cash incentive bonus program;

•

a payout percentage ranging from 50% (for threshold performance) to 100% (for target performance) to 150% (for maximum performance) of the targeted amount of performance-based restricted shares, with no payout for less than threshold performance;

•	the vesting of any earned performance-based shares only after completion of the third performance period (if the executive remains employed through such date); and

•

Committee discretion to reduce the number of such earned shares granted to the target amount of shares if (1) the number of earned shares subject to potential vesting exceeds the target and (2) Carmike’s total stockholder return over the three-year period is negative.

Components of Executive Compensation

The basic components of executive compensation are:

•	base salary;

•	annual cash incentive bonus pursuant to our Annual Section 162(m) Performance-Based Program;

•	cash compensation pursuant to a deferred compensation program; and

•	long-term equity incentives.

In addition, our compensation program includes certain benefits and perquisites. Each component is described in more detail below.

Base Salary

Our base salary program is designed to provide our senior executives with a competitive base of cash compensation. The Compensation and Nominating Committee, in consultation with the Chief Executive Officer, annually reviews and approves base salaries for the other senior executive officers. The Compensation and Nominating Committee reviews and approves the base salary for the Chief Executive Officer. The Compensation and Nominating Committee considers various factors, which include individual performance over time, each individual’s role and responsibilities and a general assessment of competitive market practices, when setting base salaries.

In January 2015 and 2016, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, Pearl Meyer & Partners and Mercer LLC (the Committee’s compensation consultant), as well as the Committee’s experience and judgment, approved the 2015 and 2016 base salaries, respectively, for the NEOs as set forth in the following table. Mr. Passman did not recommend or participate in any determination regarding his base salary. The increases for all named NEOs in 2015 and 2016 reflect the Compensation and Nominating Committee’s belief that such amounts were reasonable based on market comparisons (including the compensation peer group), recent growth through acquisitions and our recent performance. Mr. Mayo’s base salary did not increase in 2015 due to the terms of his employment agreement entered into in August 2014.

Name	2014 Base Salary ($)	2015 Base Salary ($)	2016 Base Salary ($)
S. David Passman III	740,000	770,000	790,000
Richard B. Hare	375,000	390,000	410,000
Fred W. Van Noy	425,000	440,000	460,000
Daniel E. Ellis	340,000	355,000	375,000
A. Dale Mayo (1)	112,500	300,000	300,000

(1)	Mr. Mayo was hired as President, Alternative Programming on August 15, 2014 upon completion of Carmike’s acquisition of Digital Cinema Destination Corp. (“Digiplex”), at an annual base salary of $300,000. Mr. Mayo earned a base salary of $112,500 for the period from August 15, 2014 to December 31, 2014.

Annual Cash Incentive Bonuses—Section 162(m) Performance-Based Program

The Carmike Section 162(m) Performance-Based Program (the “Bonus Program”), gives each participant the opportunity to earn an annual incentive bonus payable in cash, if, and to the extent, the Compensation and Nominating Committee determines that the performance goals set by the Committee for each participant for such year have been satisfied. In addition, the Bonus Program is designed to meet the requirements for performance-based compensation under Section 162(m) of the Code.

Overall, the Bonus Program is designed to motivate and retain senior executive officers by providing at-risk cash compensation contingent upon achieving certain company and individual objectives, which for 2015 were financial and operating in nature. The 2015 bonus targets for the senior executive officers were approved by the Compensation and Nominating Committee in February 2015, based upon a formula tied to Carmike’s achievement of certain levels of EBITDA and additional operating goals specifically identified by the Committee, which included the achievement of bonus goals by other employees and evaluations of the executive. The Compensation and Nominating Committee consulted with our Chief Executive Officer and considered the reviews of Pearl Meyer & Partners and Mercer LLC in determining the 2015 individual bonus target amounts and operating goals for the senior executive officers.

Process

In the first quarter of the fiscal year, the Compensation and Nominating Committee approves annual bonus target amounts for the senior executive officers for the current fiscal year. In addition, at this meeting, the Compensation and Nominating Committee approves the applicable performance goals (both financial and operational) for the senior executive officers for the current year. In setting these performance goals, the Compensation and Nominating Committee reviews our annual forecast and budget for the current fiscal year, reviews the key corporate objectives and operating goals for the current year (on a company-wide and individual basis) and identifies individual performance objectives for each senior executive officer.

In connection with or following the filing of our Annual Report on Form 10-K, typically at its February or March meeting, the Compensation and Nominating Committee determines the bonuses to be paid to the senior executive officers for the prior fiscal year by analyzing the pre-established performance goals (both financial and operational) compared against the actual performance results for the prior year. If our actual performance for that year exceeds the performance goals, the amounts granted to participants under the program may exceed the target bonus amount. Any additional bonus beyond a level previously set by the Compensation and Nominating Committee is made at the sole discretion of the Committee. Similarly, if performance falls below specified performance levels, our executives receive bonuses below the target amount, which depending on performance may result in no cash bonuses. In connection with 2015 bonus determinations for our senior executive officers, our Chief Executive Officer provided input and recommendations to the Compensation and Nominating Committee with respect to the analysis of individual performance objectives and the determination of bonus amounts.

Determining 2015 Target Cash Incentive Bonus Opportunity

In February 2015, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, and based on the reviews and analyses from Pearl Meyer & Partners and Mercer LLC, set the 2015 annual target cash incentive bonus opportunities for senior executive officers as a percentage of each executive’s 2015 base salary amount. In setting these percentages, the Compensation and Nominating Committee considered information on competitive market practices in comparisons to published survey data, public proxy information from other motion picture exhibition companies and the compensation peer group, but ultimately based its determination on the judgment and experience of the Committee.

The 2014 and 2015 target incentive cash bonus opportunities for the NEOs, and the percentage of the 2015 base salary that each 2015 bonus opportunity represents, are described in the table below. There was no change to the target bonus opportunity as a percentage of base salary for any of the NEOs.

Name	2014 Target Bonus Opportunity ($)	2015 Target Bonus Opportunity ($)	Target Bonus Opportunity as a Percentage of 2015 Base Salary
S. David Passman III	740,000	770,000	100%
Richard B. Hare	281,250	292,500	75%
Fred W. Van Noy	318,750	330,000	75%
Daniel E. Ellis	255,000	266,250	75%
A. Dale Mayo (1)	N/A	300,000	100%

(1)	Mr. Mayo joined Carmike in August 2014 upon Carmike’s acquisition of Digiplex. Mr. Mayo’s target bonus opportunity for 2014 was based upon the operating performance during the Company’s 2014 fiscal year of certain Digiplex theatres.

Allocation of 2015 Target Opportunity and Payout Formula for Cash Incentive Bonus Opportunity

The Compensation and Nominating Committee allocates a percentage of the annual target cash incentive bonus opportunity to (i) financial-based performance criteria and (ii) operating performance criteria. During 2015, the percentage allocation between financial and operating criteria was determined at the discretion of the Compensation and Nominating Committee, in consultation with the Chief Executive Officer. These various allocations reflected the particular areas of financial and operational focus identified by management, the Compensation and Nominating Committee and the Board of Directors.

For 2015, the annual target cash incentive bonus opportunity to financial-based performance criteria and operating performance criteria for each Named Executive Officer was allocated as follows:

Name	% Allocated to Financial-Based Performance Criteria	% Allocated to Operating Performance Criteria
S. David Passman III	85%	15%
Richard B. Hare	70%	30%
Fred W. Van Noy	70%	30%
Daniel E. Ellis	70%	30%
A. Dale Mayo	40%	60%

The Compensation and Nominating Committee also determined a payout formula: (i) for the financial-based bonuses, based on achieving a target financial metric, which for 2015 was a specified level of EBITDA; and (ii) for the operational based bonuses, based on achieving specific operating goals. The payout formulas are typically weighted by the Compensation and Nominating Committee, to provide greater incentive for the senior executives to achieve the key performance goals identified by the Committee. In addition, as a condition to the payout of 2015 operational criteria-based bonuses, Carmike was required to achieve a minimum level of EBITDA, which in 2015 equaled 85% of the 2015 Bonus EBITDA Target (as defined below). As described below, the Compensation and Nominating Committee has also provided for maximum levels of bonus opportunity in connection with the financial-based bonuses and threshold performance obligations which must be met prior to the payment of a bonus.

2015 Financial Performance Goals and Bonus

For 2015 the financial-based bonus for each NEO was tied to the achievement of a targeted percentage of bonus adjusted EBITDA initially set at $128.0 million ( the “2015 Bonus EBITDA Target”). The Compensation and Nominating Committee selected the 2015 Bonus EBITDA Target utilizing Carmike’s 2015 fiscal year forecast and budget, previously approved by the Board of Directors in February 2015. Our bonus EBITDA for 2015 for compensation purposes is different from EBITDA (which is defined as earnings before interest, taxes, depreciation and amortization) because we add back non-cash deferred compensation and extraordinary charges or losses, among other items. At the time it was established, the 2015 Bonus EBITDA Target was considered by management and the Board to be achievable, but doing so would require that we achieve the performance set forth in the 2015 forecast and budget.

At the time it established the 2015 performance goals, the Compensation and Nominating Committee determined that the 2015 Bonus EBITDA Target would be adjusted based on actual industry box office results for 2015 to more closely align our EBITDA-based performance goals with our actual performance (by eliminating unexpected changes in box office results). This industry adjustment would result in an increase or decrease to the 2015 Bonus EBITDA Target if the percentage increase or decrease experienced by the industry box office results between 2015 and 2014 differed from Carmike’s anticipated box office results used to calculate the 2015 Bonus EBITDA Target. Accordingly, because industry box office results were approximately 340 basis points higher than the results anticipated in calculating the 2015 Bonus EBITDA Target, this target amount was adjusted upward by approximately $4.5 million. We refer to this adjustment for actual industry box office performance as the “Box Office Index.”

The Compensation and Nominating Committee also established a 2015 Bonus EBITDA Target payout scale for NEOs which adjusts at a defined rate between the threshold, target and maximum amounts. The payout scale, after adjusting for the Box Office Index, is shown in the following table:

	Threshold	Target	Maximum	Actual Result	Actual EBITDA Result as a Percentage of Bonus EBITDA Target
2015 Bonus EBITDA	$112.6 million	$132.4 million	$165.6 million	$135.1 million	102%
Payout Percentage	50%	100%	150%	104%

The 2015 financial-based bonus amounts earned (at 104% of target) by the NEOs were as follows:

Name	Financial Bonus Target as a Percentage of 2015 Target Bonus Opportunity	2015 Financial Bonus Target ($)	2015 Financial Bonus Payout ($)
S. David Passman III	85%	654,500	680,680
Richard B. Hare	70%	204,750	212,940
Fred W. Van Noy	70%	231,000	240,240
Daniel E. Ellis	70%	186,375	193,830
A. Dale Mayo	40%	120,000	124,800

2015 Operating Objectives and Bonus

In February 2015, the Compensation and Nominating Committee also approved the operating bonus targets for each NEO. All operating bonus targets were tied to the achievement of key operating objectives (including individual performance objectives) identified by the Compensation and Nominating Committee. For 2015, a component of the operating bonus targets was set to reflect our strategic objectives relating to increases in screen count related to acquisitions. Our key operating objectives included the following:

•	for Messrs. Passman, Van Noy, Hare and Ellis, the achievement of certain increases in screen count from acquired theatres;

•

for Mr. Hare, the supervision and performance of direct reports and meeting individual performance criteria (including such items as the successful oversight of key finance and accounting employee objectives) established by the Audit Committee;

•	for Mr. Van Noy, the percentage of theatres achieving certain increases in concessions spend per patron and the achievement of certain operational improvements in select theatres; and

•

for Mr. Mayo, the achievement of certain performance criteria related to alternative programming including the achievement of a targeted number of theatres showing alterative programming events and a targeted number of new alternative programming features released.

The payout of 2015 operating bonuses was also conditioned upon our achieving actual EBITDA of at least 85% of the 2015 Bonus EBITDA Target. If we achieved less than 85% of the 2015 Bonus EBITDA Target, the NEOs would not be entitled to the payment of a 2015 operating bonus. However, given that we achieved 102% of the 2015 Bonus EBITDA Target, each NEO was eligible to receive a payout of their respective 2015 operating bonus.

The operating bonus targets and actual results for each NEO are shown as follows:

Name	Percentage of Operating Bonus	Operating Bonus Criteria	Target	Actual Result
S. David Passman III	100%	Certain increases in screen count from acquired theatres (1)	Such increases equaled the target amounts	Target thresholds were not met
		Payout ($)	$115,500	$0
		Payout (%)	100%	0%
Richard B. Hare	33 1/3%	Average of 2015 non- EBITDA bonuses by individuals reporting directly to Mr. Hare	Such average equaled the target amounts	Such average equaled between 115% and 125% of the target amounts
		Payout ($)	$29,250	$33,638
		Payout (%)	100%	115%
	33 1/3%	Achievement of individual performance criteria, as determined by the Audit Committee	Exceeded expectations	Regularly exceeded expectations
		Payout ($)	$29,250	$36,563
		Payout (%)	100%	125%
	33 1/3%	Certain increases in screen count from acquired theatres (1)	Such increases equaled the target amounts	Target thresholds were not met
		Payout ($)	$29,250	$0
		Payout (%)	100%	0%

Name	Percentage of Operating Bonus	Operating Bonus Criteria	Target	Actual Result
Fred W. Van Noy	33 1/3%	Percentage of theatres achieving certain increases in concession per patron spend	Percentage of theatres achieving certain increases in concession per patron spend equaled the target amounts	Such percentage was greater than 75% and less than 100% of the targeted range
		Payout ($)	$33,000	$24,750
		Payout (%)	100%	75%
	33 1/3%	Achievement of increases in theatre-level cash flow from certain theatres	Such increases equaled the target amounts	Such increases exceeded the targeted amounts
		Payout ($)	$33,000	$33,000
		Payout (%)	100%	100%
	33 1/3%	Certain increases in screen count from acquired theatres (1)	Such increases equaled the target amounts	Target thresholds were not met
		Payout ($)	$33,000	$0
		Payout (%)	100%	0%
Daniel E. Ellis	100%	Certain increases in screen count from acquired theatres (1)	Such increases equaled the target amounts	Target thresholds were not met
		Payout ($)	$79,875	$0
		Payout (%)	100%	0%
A. Dale Mayo	33 1/3%	Increases in revenue from certain alternative programming sources	Such increases equaled the target amounts	Such increases equaled 150% of the target amounts
		Payout ($)	$60,000	$90,000
		Payout (%)	100%	150%
	33 1/3%	Number of theatres showing alternative programming events	Such numbers equaled the target amounts	Such numbers equaled 100% of the target amounts
		Payout ($)	$60,000	$60,000
		Payout (%)	100%	100%
	33 1/3%	Achievement of a certain targeted number of new titles released	Such numbers equaled the target amounts	Targeted thresholds were not met
		Payout ($)	$60,000	$0
		Payout (%)	100%	0%

(1)	Target increases in screen count from acquired theatres were determined based on operating plans approved by the Board of Directors.

Based upon the achievement of applicable performance objectives described above, the NEOs earned the following operating bonus amounts in 2015:

Name	Bonus Target as a Percentage of 2015 Target Bonus Opportunity	2015 Operating Bonus Target ($)	2015 Operating Bonus Payout as a Percentage of 2015 Operating Bonus Target	2015 Operating Bonus Payout ($)
S. David Passman III	15%	115,500	0%	0
Richard B. Hare	30%	87,750	80%	70,201
Fred W. Van Noy	30%	99,000	71%	57,750
Daniel E. Ellis	30%	79,875	0%	0
A. Dale Mayo	60%	180,000	83%	150,000

Total 2015 Bonus Payout

The total 2015 bonuses paid to the NEOs (which equals the sum of the 2015 financial-based bonus and the 2015 operating bonus) were as follows:

Name	2015 Target Bonus Opportunity ($)	2015 Total Bonus Payout as a Percentage of 2015 Target Bonus Opportunity	2015 Total Bonus Payout ($)
S. David Passman III	770,000	88%	680,680
Richard B. Hare	292,500	97%	283,141
Fred W. Van Noy	330,000	90%	297,990
Daniel E. Ellis	266,250	73%	193,830
A. Dale Mayo	300,000	92%	274,800

2015 Discretionary Bonuses

During 2015, due to circumstances beyond management’s control, certain operational goals for 2015 bonuses were not achievable. In lieu of bonuses based on those goals, the Compensation and Nominating Committee determined to pay additional discretionary bonuses to each of Messrs. Passman, Hare, Van Noy and Ellis in the amount of $120,120, $30,420, $34,320 and $83,070 respectively. The Committee determined to pay these bonuses based upon the achievement of Adjusted EBITDA, which was the Company’s financial-based bonus target. These bonuses equal 104% (based on Actual EBITDA earned in 2015) of each executives’ respective target bonus opportunity related to growth in screen acquisitions.

Deferred Compensation Programs

In July 2013, we adopted a non-qualified deferred compensation program (the “COLI Plan”), pursuant to which Carmike pays additional compensation equal to 10% of the executives’ base salary and actual cash bonus. All of the NEOs, other than Mr. Mayo, participate in the deferred compensation program (the “Participating NEOs”). Amounts contributed are credited to a bookkeeping account to be maintained in the name of that participant under the deferred compensation plan. Participants in the plan are immediately and fully vested in their respective account. Each participant’s account is credited with a deemed investment return determined as if the account were invested in one or more investment alternatives selected by the participant. The deferred compensation obligations are funded through corporate-owned life insurance policies that we intend to use to fund our obligations under the deferred compensation program.

Allocations of our contributions and deemed investment returns to a participant’s deferred compensation program account will generally not be subject to federal income tax, and we will not receive a deduction for the amounts deferred or allocated to a participant’s account, until those amounts are distributed pursuant to the deferred compensation program.

We will distribute the balance of a participant’s deferred compensation program account attributable to our contributions upon the later of the participant’s separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of a participant’s deferred compensation program account attributable to employee contributions upon the participant’s separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the deferred compensation program. Such distributions may be made in a lump sum or in up to six installments. Although we currently intend to fund our obligations under the deferred compensation program using corporate-owned life insurance policies, our obligations to make distributions under the deferred compensation program will be our general, unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness.

Long-Term Incentives

The Compensation and Nominating Committee believes that an annual equity award program aligns Carmike with competitive practices and enhances the Committee’s ability to monitor and manage equity grants as a component of compensation. We grant long-term incentive awards to key employees at a regularly scheduled meeting of the Compensation and Nominating Committee, typically in February or March of each year.

Since 2012, our Compensation and Nominating Committee, upon recommendations received by management from Pearl Meyer & Partners (and reviewed by Mercer LLC), has eliminated the grant of stock options in favor of an equity grant mix that includes time-based restricted stock and performance shares. For 2015, the equity grant mix by value was 50% time-based restricted stock and 50% performance shares.

Currently, any equity-based awards granted by the Compensation and Nominating Committee are granted pursuant to the 2014 Incentive Stock Plan. The primary purpose of the 2014 Incentive Stock Plan is (i) to attract and retain eligible employees and outside directors of Carmike, (ii) to provide an incentive to eligible employees and outside directors to work to increase the value of our Common Stock, and (iii) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of our stockholders. The 2014 Incentive Stock Plan is administered by the Compensation and Nominating Committee. Each grant under the 2014 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate. The 2014 Incentive Stock Plan provides for the grant of options to purchase our Common Stock, grants of shares of our Common Stock, stock units, and stock appreciation rights to certain eligible employees and to outside directors. For a description of the effects of a change in control on grants made pursuant to the 2014 Incentive Stock Plan, see below under “—Potential Payments Upon Termination or Change in Control.”

In determining (a) the total value and mix of the awards, (b) the applicable performance measures and performance periods and (c) the vesting periods for awards granted to the NEOs in 2015, the Compensation and Nominating Committee consulted with our Chief Executive Officer and considered the recommendations and reviews of Pearl Meyer & Partners and Mercer LLC, which were primarily based on comparisons to published survey data, public proxy information from other motion picture exhibition companies and competitive market practices and the compensation peer group.

The Compensation and Nominating Committee believes that restricted stock units and performance share awards can provide a link to company performance and maximizing stockholder value. We have used these awards to provide compensation that promotes our long-term financial interests, by creating both real ownership that encourages senior executives to think and act like stockholders and as a competitive retention and recruitment vehicle. For example, our awards to senior executives generally vest over a three-year period following the grant and recipients of restricted stock units are entitled to receive ordinary cash dividends on and to vote such shares of restricted stock units. Dividends or dividend-equivalents accrue on performance shares, but are only paid out upon the issuance of the underlying common stock if the performance shares are earned.

2015 Long-Term Incentive Awards

In connection with Carmike’s equity incentive award program, the Compensation and Nominating Committee approved, effective March 16, 2015, performance share and time-based restricted stock unit awards to the NEOs, including the threshold, target and maximum amount available to be earned as of the grant date for the performance shares. The following table summarizes these grants:

Name	Time-Vesting Restricted Stock Units (#) (1)	Performance Shares (2)
		Threshold (#)	Target (#)	Maximum (#)
S. David Passman III	28,300	14,150	28,300	42,450
Richard B. Hare	7,200	3,600	7,200	10,800
Fred W. Van Noy	10,100	5,050	10,100	15,150
Daniel E. Ellis	5,300	2,650	5,300	7,950
A. Dale Mayo	8,250	4,125	8,250	12,375

(1)	The Compensation and Nominating Committee determined that the restricted stock will cliff vest on March 16, 2018.

(2)	Amounts shown are the aggregate amounts, to be earned ratably over three annual performance periods.

The senior executives’ performance share opportunity for the first of the three annual performance periods is based on the achievement of the EBITDA targets for fiscal 2015 (giving effect to the Box Office Index) described in the Bonus Program above. Based on our actual 2015 Bonus EBITDA of $135.1 million, and the EBITDA-based bonus payout scale described above, the senior executives earned 104% of their performance share opportunity for the 2015 performance period for these 2015 grants.

In addition, the same performance metrics applied to the 2015 performance period for the performance shares grant made in 2013 and 2014. Accordingly, the senior executives earned 104% of their performance share opportunity for the 2015 performance period for the 2013 and 2014 grants of performance shares.

The shares earned for the 2015 performance period by the senior executives are shown in the table below (and such shares will be issued in 2018):

Name	Performance Shares (2013 Grant) Earned (2015 Performance Period) (#)	Performance Shares (2014 Grant) Earned (2015 Performance Period) (#)	Performance Shares (2015 Grant) Earned (2015 Performance Period) (#)
S. David Passman III	20,800	13,174	9,810
Richard B. Hare	5,339	3,362	2,496
Fred W. Van Noy	7,280	4,750	3,502
Daniel E. Ellis	3,813	2,426	1,838
A. Dale Mayo (1)	—	—	4,290

(1)	Mr. Mayo joined Carmike on August 15, 2014 and therefore did not receive any performance share grants in 2013 and 2014.

Perquisites

We provide limited perquisites to our senior executive officers, including the personal use of an automobile, the personal use of corporate aircraft, club membership dues and life and health insurance premiums and relocation. Information on the aggregate incremental cost to us of providing these benefits and perquisites to the NEOs in 2015 is shown in the Summary Compensation Table below.

Employment Agreements

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009, which was amended on March 29, 2010 and April 12, 2012. The employment agreement was restated and amended on May 15, 2013. The agreement sets forth Mr. Passman’s annual base salary, annual bonus and the terms of his June 2009 equity incentive award. For a description of Mr. Passman’s employment agreement, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

In connection with Mr. Mayo’s employment as our President, Alternative Programming and Distribution, we entered into an employment agreement with Mr. Mayo effective August 15, 2014, which was amended on March 15, 2016. The agreement sets forth Mr. Mayo’s base salary, 2014 and 2015 annual bonus and 2015 equity incentive awards. On March 15, 2016, Mr. Mayo amended his employment agreement to add a modified cutback provision to address the application of the requirements of Sections 280G and 4999 of the Code. For a description of Mr. Mayo’s employment agreement, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Separation Agreements

We have entered into separation agreements with each of Messrs. Van Noy, Hare and Ellis. Our employment agreements with Mr. Passman and Mr. Mayo contain the terms of any potential separation. These agreements provide a range of benefits to the executive if we at any time terminate the executive without cause or if the executive resigns for good reason in anticipation of or during the two-year period following a change in control. For a description of these agreements, see below under “—Potential Payments Upon Termination or Change in Control.” We have entered into these separation agreements as a means to retain our most senior executives, for such circumstances and in connection with such transactions when their services are most critical, by creating a mechanism that helps to eliminate the uncertainties and concerns which may arise in anticipation of or following a change in control. On March 15, 2016, each of Messrs. Van Noy, Hare and Ellis amended each of their separation agreements to add a modified cutback provision to address the application of the requirements of Sections 280G and 4999 of the Code.

Compensation-Related Governance Initiatives

Stock Ownership Guidelines

Our Corporate Governance Guidelines contain stock ownership guidelines applicable to executive officers and non-employee directors. Under the guidelines, the stock ownership goal is determined based on the lesser of a dollar-amount multiple of the executive officer’s base salary, or the non-employee director’s annual cash retainer, or a share-based target, as set forth below.

Position	Share-Based Target	Applicable Multiple
Chief Executive Officer	148,000	6x
Chief Operating Officer	42,500	3x
Chief Financial Officer	37,500	3x
General Counsel	34,000	3x
President, Alternative Programming	30,500	3x
Non-employee directors	13,000	6x

The share-based ownership goal will not change as a result of changes in an individual’s annual cash retainer or base salary or fluctuations in the Company’s stock price. However, when an individual is appointed to one of the executive officer positions specified above, that individual’s share-based ownership goal will be calculated by multiplying the individual’s base salary by the applicable multiple, dividing the result by the average closing price of the Company’s Common Stock during the 200 trading days prior to the date of appointment, and rounding to the nearest 500 shares. The share-based ownership goal to a newly appointed non-employee director is currently fixed at 13,000 shares.

The multiple-based ownership goal will initially be the same as the share-based ownership goal and will then be re-calculated as of December 31 of each year (the computation date of the stock ownership guidelines) by multiplying the individual’s base salary or annual retainer by the applicable multiple and dividing the result by the average closing price of the Company’s Common Stock during the 30 trading days prior to the computation date.

The following types of holdings would satisfy the director and executive officer stock ownership requirements:

•	shares purchased on the open market;

•	shares owned outright by the director or executive, or by members of his or her immediate family residing in the same household, whether held individually or jointly;

•	restricted stock and stock-settled restricted stock units received pursuant to our compensation plans, whether or not vested;

•	performance shares earned (whether or not issued); and

•	shares held in trust for the benefit of the director or executive or his or her immediate family, or by a family limited partnership or other similar arrangement.

The Board of Directors recognizes that exceptions to the stock ownership guidelines may be necessary or appropriate in individual cases and the Chair of the Corporate Governance Committee may approve such exceptions from time to time as he or she deems appropriate. In addition, the Board of Directors or the Compensation and Nominating Committee will re-evaluate the stock ownership goals annually and may adjust these goals as they deem appropriate.

All of our executive officers and non-employee directors were in compliance with our stock ownership guidelines as of December 31, 2015.

Equity Holding Period Requirements

Our Corporate Governance guidelines also establish holding period requirements for equity received by executives and non-employee directors pursuant to our equity incentive and director compensation plans. The Board expects each executive officer and non-employee director to hold:

•	50% of the net after-tax portion of restricted stock awards and restricted stock unit awards settled in shares of our Common Stock, and

•	50% of the net post-exercise and after-tax portion of shares of Common Stock issued upon exercise of stock option awards granted through our compensation plans.

These holding periods will not apply once the stock ownership guidelines described above have been satisfied.

Incentive-Based Compensation Recoupment (“Clawback”) Policy

We have adopted an incentive-based compensation recovery policy for executive officers. If we are required to file an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover incentive-based compensation (including stock options) from any of our current or former executive officers who received incentive-based compensation during the three-year period preceding the date on which we are required to prepare the accounting restatement. We will seek to recover the excess of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.

Excise Tax Gross-Up Policy

We are not obligated to provide excise tax gross-up payments to our employees under our existing employment arrangements. In addition, our Compensation and Nominating Committee has approved a policy in which we commit not to provide excise tax gross-up payments in the future.

Hedging, Pledging and Insider Trading Policy

We have implemented a written insider trading compliance policy which includes our policies with respect to hedging, derivatives and margin transactions. We expect our employees, officers and directors not to engage in speculative transactions that are designed to result in profit based on short-term fluctuations in the price of our securities. The insider trading compliance policy prohibits our employees or directors from engaging in hedging, derivative and margin transactions with respect to our securities. It also prohibits our directors and executive officers from pledging our securities (subject to receiving a specific waiver from our Corporate Governance Committee). None of our executive officers or directors holds any stock subject to pledge.

Tax Implications of Executive Compensation

Section 162(m) of the Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which equity-based awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation and Nominating Committee, and certification by the Committee that performance standards were satisfied. Our annual cash incentive compensation for NEOs is intended to qualify as performance-based.

While the Compensation and Nominating Committee intends to structure incentive compensation for our Chief Executive Officer and other executives as performance-based compensation to the extent practicable, the Committee’s primary focus has been, and will continue to be, on compensating our Chief Executive Officer and other executives on a basis which the Committee determines will most likely best serve our long-term business interests. The extent to which we can deduct the compensation paid to an executive is one of many factors taken into account in making such determination.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)		Total ($)

S. David Passman III President and Chief Executive Officer	2015 2014 2013	770,000 740,000 690,000	120,120 — —	1,904,024 1,651,022 1,409,400	680,680 552,595 637,043	(3,396 15,715 33,420)	408,522 293,095 271,104	(5)	3,879,950 3,252,427 3,109,967

Richard B. Hare Senior Vice President—Finance, Treasurer and Chief Financial Officer	2015 2014 2013	390,000 375,000 350,000	30,420 — —	484,416 420,048 361,746	283,140 244,547 256,331	(3,447 5,694 12,538)	81,505 94,075 87,827	(5)	1,266,034 1,139,364 1,103,442

Fred W. Van Noy Senior Vice President and Chief Operating Officer	2015 2014 2013	440,000 425,000 400,000	34,320	679,528 595,068 493,290	297,990 216,591 225,450	(5,324 15,435 73,451)	82,398 80,509 88,163	(5)	1,528,912 1,332,603 1,320,354

Daniel E. Ellis Senior Vice President, General Counsel and Secretary	2015 2014 2013	355,000 340,000 312,000	83,070 — —	356,584 303,368 258,390	193,830 221,978 216,801	(3,169 6,903 4,377)	79,423 78,971 88,395	(5)	1,064,738 951,220 911,163

A. Dale Mayo President—Alternative Programming(6)	2015 2014 2013	300,000 112,500 —	— — —	555,060 — —	274,800 244,324 —	— — —	13,426 5,600 —		1,143,286 362,424 —

(1)	The value of stock awards equals the fair value at grant date. The value is calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions made in connection with the valuation of these awards are described in Note 12 to the notes to our consolidated financial statements in our 2015 Annual Report on Form 10-K and in Note 10 to the notes to our consolidated financial statements in our 2014 and 2013 Annual Reports on Form 10-K. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. The grant date fair value for the 2015 performance share awards assumed target performance for the full three-year performance period. Assuming maximum performance, the grant date fair value of performance awards would have been $1,428,018, $363,312, $509,646, $267,438 and $416,295 to Messrs. Passman, Hare, Van Noy, Ellis and Mayo, respectively. For a discussion of these awards, see above under “—Compensation Discussion and Analysis.”

(2)	Equals amounts paid to the NEOs pursuant to our cash Bonus Program comprised of (a) the 2015, 2014 and 2013 financial performance bonus payouts, as applicable, and (b) the 2015, 2014 and 2013 operating bonus payouts, as applicable. The 2015 payouts are described in the section titled “—Components of Executive Compensation—Annual Cash Incentive Bonuses—Section 162(m) Performance-Based Program.”

(3)	In July 2013, the Company adopted a deferred compensation program for the Participating NEOs pursuant to which Carmike pays additional compensation equal to 10% of the individual’s annual cash taxable compensation. Amounts contributed under the deferred compensation program are directed into one or more investment alternatives selected by the participant for corporate-owned life insurance policies that we intend to use to fund our obligation under the deferred compensation program. Earnings on the investments under the deferred compensation program are directed to each participant’s account and are fully vested when earned. The amounts set forth in the table include the earnings on the investments under the deferred compensation program in 2013, 2014 and 2015.

Prior to July 2013, the Company funded a deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Ellis pursuant to which it paid additional compensation equal to 10% of the individual’s annual cash taxable compensation. The Company directed the additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into trusts for the benefit of each participant. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. No contributions were made to this program during 2014 and 2015. In November 2014, the Company dissolved the trusts and all investments held under the plan were distributed to the respective participant. The table above includes the earnings on the assets held in the trust in 2014 and 2013, respectively, and do not include earnings on amounts held in the participants’ individual retirement account.

(4)	The amounts set forth in the “All Other Compensation” column include the following perquisites for 2015: Mr. Passman—$4,488 for group term life insurance premiums, $14,844 for the personal use of a company-provided automobile, $168,583 for the personal use of company aircraft, $73,500 for living expenses ($42,480 net of income taxes), and $15,598 for club membership dues; Mr. Hare—$1,020 for group term life insurance premiums, $8,223 for the personal use of a company-provided automobile and $9,182 for club membership dues; Mr. Van Noy—$3,870 for group term life insurance premiums, $7,741 for the personal use of a company-provided automobile and $5,503 for club membership dues; Mr. Ellis—$1,350 for group term life insurance premiums, $10,725 for the personal use of a company-provided automobile and $9,763 for club membership dues; and Mr. Mayo—$5,026 for group term life insurance premiums and an automobile allowance of $8,400. We calculate the incremental cost of personal use of company aircraft as the actual cost of fuel and oil, prorated amounts of repairs and maintenance, travel, lodging and other expenses for crew, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs and certain other smaller variable costs for each personal trip leg. Fixed costs that would be incurred in any event to operate company aircraft are not included.

(5)	Pursuant to our deferred compensation program in 2015, we contributed the following amounts (representing 10% of the executive’s base salary and cash bonus actually paid during calendar year 2015) for the Participating NEOs, which are included in the “All Other Compensation” column above: Mr. Passman $131,509; Mr. Hare $63,080; Mr. Van Noy $65,284; Mr. Ellis $57,585. For more information about the deferred compensation program, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(6)	Mr. Mayo joined the Company on August 15, 2014.

Grants of Plan-Based Awards in 2015

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
S. David Passman III	3/16/2015 3/16/2015 —	— — 385,000	— — 770,000	— — 1,155,000	14,150 — —	28,300 — —	42,450 — —	— 28,300 —	952,012 952,012 —
Richard B. Hare	3/16/2015 3/16/2015 —	— — 146,250	— — 292,500	— — 491,904	3,600 — —	7,200 — —	10,800 — —	— 7,200 —	242,208 242,208 —
Fred W. Van Noy	3/16/2015 3/16/2015 —	— — 165,000	— — 330,000	— — 511,500	5,050 — —	10,100 — —	15,150 — —	— 10,100 —	339,764 339,764 —
Daniel E. Ellis	3/16/2015 3/16/2015 —	— — 133,125	— — 266,250	— — 519,188	2,650 — —	5,300 — —	7,950 — —	— 5,300 —	178,292 178,292 —
A. Dale Mayo	3/16/2015 3/16/2015 —	— — 150,000	— — 300,000	— — 450,000	4,125 — —	8,250 — —	12,375 — —	— 8,250 —	277,530 277,530 —

(1)	Represents threshold, target and maximum award opportunities payable to each NEO pursuant to the 2015 Cash Bonus Program discussed above under “—Components of Executive Compensation—Annual Cash Incentive Bonuses—Section 162(m) Performance-Based Program.” The amounts presented include both the financial-based bonus opportunity and the operating bonus opportunity.

(2)	On March 16, 2015, the Compensation and Nominating Committee awarded shares of time-based restricted stock units to each NEO. The time-based restricted stock will cliff vest on March 16, 2018.

(3)	In accordance with ASC 718, the fair market value of restricted stock awards on the grant date is calculated using the closing price on the date of the grant as reported on the NASDAQ global market. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. For the 2015 performance shares granted, grant date fair value assumes target performance for the full three-year performance period.

(4)	Represents the target number of performance shares granted in 2015. One-third of the target number of performance shares may be earned in 2015, 2016 and 2017, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2015, 2016 and 2017. Based on our actual 2015 Bonus EBITDA, the senior executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 9,810 shares, Mr. Hare earned 2,496 shares, Mr. Van Noy earned 3,502 shares, Mr. Ellis earned 1,838 shares and Mr. Mayo earned 4,290 shares. Common stock underlying these performance shares will be issued in 2018.

Narrative Disclosure to Summary Compensation Table

and Grants of Plan-Based Awards Table

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009 (the “commencement date”), which was amended on March 29, 2010 and April 12, 2012. The employment agreement was amended and restated on May 15, 2013. The agreement provides for an initial term of three years which will be automatically extended for one additional year on the second anniversary of the commencement date and for one additional year on each anniversary of the commencement date thereafter unless we, at least ninety days prior to any anniversary date, give written notice to Mr. Passman that there will be no such extension.

The agreement provides that Mr. Passman will receive an annual base salary subject to annual review for adjustment, and will be eligible to receive an annual bonus with a target amount of 50% of base salary (or such higher percentage as the Compensation and Nominating Committee may determine) and a maximum amount of 150% of base salary. Mr. Passman’s base salary for 2015 was $770,000. The actual amount of the annual bonus will be determined by the Compensation and Nominating Committee based upon Mr. Passman’s achievement of bonus goals and our and Mr. Passman’s performance for the relevant year.

Mr. Passman’s employment agreement also contains provisions regarding payments upon a termination or change in control. For a description of these provisions, see below under “—Potential Payments Upon Termination or Change in Control.”

A. Dale Mayo Employment Agreement

In connection with Mr. Mayo’s appointment as our President, Alternative Programming and Distribution, we entered into an employment agreement with Mr. Mayo effective August 14, 2014, which was amended on March 15, 2016. The agreement provides for a term of employment until December 31, 2016.

The agreement provides that Mr. Mayo will receive an annual base salary of $300,000, subject to annual review for adjustment, and will be eligible to receive an annual bonus for 2015 with a target amount of 100% of base salary (or such higher percentage as the Compensation and Nominating Committee may determine) and a maximum amount of 150% of base salary. The actual amount of Mr. Mayo’s 2015 annual bonus was $274,800, as determined by the Compensation and Nominating Committee based upon Mr. Mayo’s achievement of bonus goals and our and Mr. Mayo’s performance for 2015. With respect to 2015, the agreement also provided that Mr. Mayo would receive a target award of performance shares equal to a maximum amount of 150% of base salary as well as restricted stock units equal to 50% of base salary.

Mr. Mayo’s employment agreement also contains provisions regarding payments upon a termination or change in control. For a description of these provisions, see below under “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
S. David Passman III	200,000 70,000 70,000 — — — — — — — —	— — — — — — — — — — —		8.46 10.92 7.34 — — — — — — — —	6/4/19 3/3/20 3/11/21 — — — — — — — —	— — — 30,000 18,600 28,300 36,400 10,133 — — —	(3) (5) (8) (7) (9)	— — — 688,200 426,684 649,202 835,016 232,451 — — —	— — — — — — — — 20,800 25,840 28,677	(4) (6) (10)	— — — — — — — — 477,152 592,770 657,850

Richard B. Hare	26,666 45,000 25,000 25,000 — — — — — — — —	13,334 — — — — — — — — — — —	(2)	25.95 8.38 10.92 7.34 — — — — — — — —	4/13/17 7/6/19 3/3/20 3/11/21 — — — — — — — —	— — — — 7,700 4,700 7,200 9,343 2,587 — — —	(3) (5) (8) (7) (9)	— — — — 176,638 107,818 165,168 214,328 59,346 — — —	— — — — — — — — — 5,339 6,596 7,296	(4) (6) (10)	— — — — — — — — — 122,477 151,312 167,370

Fred W. Van Noy	— 28,000 28,000 — — — — — — — —	13,334 — — — — — — — — — —	(2)	25.95 10.92 7.34 — — — — — — — —	4/13/17 3/3/20 3/11/21 — — — — — — — —	— — — 10,500 6,700 10,100 12,740 3,654 — — —	(3) (5) (8) (7) (9)	— — — 240,870 153,698 231,694 292,256 83,823 — — —	— — — — — — — — 7,280 9,316 10,235	(4) (6) (10)	— — — — — — — — 167,003 213,709 234,791

Daniel E. Ellis	15,000 — — — — — — — —	— — — — — — — — —		6.23 — — — — — — — —	8/1/21 — — — — — — — —	— 5,500 3,400 5,300 6,674 1,867 — — —	(3) (5) (8) (7) (9)	— 126,170 77,996 121,582 153,102 42,829 — — —	— — — — — — 3,813 4,760 5,371	(4) (6) (10)	— — — — — — 87,470 109,194 123,211

A. Dale Mayo	—	—		—	—	—		—	8,415	(10)	193,040

(1)	The aggregate market value of shares of restricted stock is determined by multiplying the number of unvested or unearned shares of restricted stock by the closing market price for our Common Stock on December 31, 2015 of $22.94 per share.

(2)	These options will vest when Carmike achieves an increase in the trading price of its Common Stock equal to 35% above the $25.95 exercise price.

(3)	These shares of restricted stock vest in full on February 28, 2016.

(4)	Represents the target number of performance shares granted in 2013 for the remaining 2015 performance period. One-third of the target number of performance shares were available to be earned in 2013, 2014 and 2015, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2013, 2014 and 2015. Based on actual 2015 Bonus EBITDA, the executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 20,800 shares, Mr. Hare earned 5,339 shares, Mr. Van Noy earned 7,280 shares and Mr. Ellis earned 3,813 shares.

(5)	These restricted stock units vest in full on March 3, 2017.

(6)	Represents the target number of performance shares granted in 2014 for the remaining 2015 and 2016 performance periods. One-third of the target number of performance shares were available to be earned in 2014, 2015, and 2016, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2014, 2015 and 2016. Based on actual 2015 Bonus EBITDA, the executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 13,174 shares, Mr. Hare earned 3,362 shares, Mr. Van Noy earned 4,750 shares and Mr. Ellis earned 2,426 shares.

(7)	Represents the number of performance-based restricted stock awards earned for 2013 performance that were subject to additional time-based vesting requirements. These shares of restricted stock vested in full on February 28, 2016.

(8)	These restricted stock units vest in full on March 16, 2018.

(9)	Represents the number of performance-based restricted stock awards earned for 2014 performance that are subject to additional time-based vesting requirements. These shares of restricted stock vest in full on March 3, 2017.

(10)	Represents the target number of performance shares granted in 2015. One-third of the target number of performance shares may be earned in 2015, 2016, and 2017, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2015, 2016 and 2017. Based on our actual 2015 Bonus EBITDA, the executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 9,810 shares, Mr. Hare earned 2,496 shares, Mr. Van Noy earned 3,502 shares and Mr. Ellis earned 1,838 shares. Common stock underlying these performance shares will be issued in 2018.

Option Exercises and Stock Vested

For the Fiscal Year Ended December 31, 2015

Name	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
S. David Passman III	—	—	106,068	3,611,615
Richard B. Hare	—	—	37,200	1,266,660
Fred W. Van Noy	76,666	1,102,155	42,168	1,435,820
Daniel E. Ellis	—	—	34,820	1,185,621
A. Dale Mayo	—	—	—	—

(1)	The value on exercise of stock options is calculated by taking the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing market price for our Common Stock on the date of the stock option exercise.

(2)	These shares of restricted stock vested on March 15, 2015.

(3)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on March 15, 2015, the vesting date, of $34.05.

Pension Benefits in 2015

None of our named executive officers participated in 2015, or currently participates, in a defined benefit plan sponsored by Carmike.

Nonqualified Deferred Compensation for 2015

See the description of our deferred compensation arrangements above under the caption “Components of Executive Compensation—Deferred Compensation Program.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions Earned in Last FY ($) (1)	Aggregate Earnings/Losses During Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
S. David Passman III	—	131,509	(3,396)	—	289,501
Richard B. Hare	—	63,080	(3,447)	—	133,215
Fred W. Van Noy	—	65,284	(5,324)	—	137,762
Daniel E. Ellis	—	57,585	(3,169)	—	123,058
A. Dale Mayo	—	N/A	N/A	N/A	N/A

(1)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Under our deferred compensation programs, cash contributions are directed into investment accounts held by the Company on behalf of each individual. The amounts set forth in this column equal the gains on the assets held in the Participating NEO’s respective investment accounts under the deferred compensation programs during 2015. These amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

The discussion below describes the amounts payable to the NEOs in the event of a termination of the executive’s employment or in connection with a change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2015, and thus include amounts earned through such time. The amounts described below are estimates of the amounts which would be paid to the executives upon their termination or in connection with a change in control. The actual amounts to be paid can only be determined at the time of such executive’s separation from us or at the time of the applicable change in control. Other than as described below, we have not agreed to pay any other amounts or to provide any other benefits to the NEOs upon termination of their employment with us, including pursuant to death, disability or retirement or in connection with a change in control.

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into the Passman employment agreement.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we terminate Mr. Passman without cause (as defined below) or if at any time Mr. Passman resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control:

•

we will pay Mr. Passman two times his base salary (at a rate equal to the highest level of base salary paid to Mr. Passman in the year prior to his termination of employment) and two times his target annual bonus for the calendar year prior to the calendar year in which his termination of employment occurs;

•

any restrictions on outstanding restricted stock grants made prior to January 1, 2013 will immediately expire and Mr. Passman’s right to such restricted stock grants will be non-forfeitable notwithstanding the terms under which such restricted stock grants were granted; and

•

we will continue for 24 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Passman was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Passman will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

Any separation benefits provided if we terminate Mr. Passman’s employment without cause or if Mr. Passman resigns either in anticipation of a change in control or within two years after a change in control will require Mr. Passman to execute a general release of claims in a form reasonably acceptable to us.

Death or Disability

Under his employment agreement, if Mr. Passman’s employment terminates due to death or disability, all of his options granted prior to May 1, 2013 will become exercisable as of the date his employment terminates and remain outstanding for one year and all of the restrictions on any restricted stock granted to Mr. Passman prior to May 1, 2013 shall expire, and such restricted stock shall become non-forfeitable. Performance-based restricted stock awards will be paid based on actual amounts earned for completed periods and will be prorated for the current period at the target amount.

No Tax Gross-Up

The Passman employment agreement does not contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

A. Dale Mayo Employment Agreement

In connection with Mr. Mayo’s appointment as our President, Alternative Programming, we entered into the Mayo employment agreement.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we terminate Mr. Mayo without cause (other than in anticipation of a change in control):

•

we will pay Mr. Mayo his base salary in effect on the day before his employment terminates and $750,000 if such termination occurs on or before December 31, 2015. In the event that such termination occurs during calendar year 2016, we will pay Mr. Mayo his base salary in effect on the day before his employment terminates; and

•

we will continue for 12 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Mayo was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Mayo will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

If we terminate Mr. Mayo without cause (as defined below) or if at any time Mr. Mayo resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control:

•

we will pay Mr. Mayo two times his base salary in effect on the day before his employment terminates and two times his target annual bonus for the calendar year in which his termination of employment occurs; and

•

we will continue for 18 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Mayo was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Mayo will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

Any separation benefits provided if we terminate Mr. Mayo’s employment without cause or if Mr. Mayo resigns either in anticipation of a change in control or within two years after a change in control will require Mr. Mayo to execute a general release of claims in a form reasonably acceptable to us. Under his employment agreement, if Mr. Mayo’s employment terminates due to any other reason, Mr. Mayo will be entitled to only compensation earned and all benefits and reimbursements due through the effective date of his termination.

No Tax Gross-Up

The Mayo employment agreement does not contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

Executive Separation Agreements

In 2003, we entered into a separation agreement with Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, in 2007 we entered into a separation agreement with Richard B. Hare, our Senior Vice President—Finance, Treasurer and Chief Financial Officer, and in 2011 we entered into a separation agreement with Daniel E. Ellis, our Senior Vice President, General Counsel and Secretary (the “separation agreements”). In 2008, we made tax-related amendments to the separation agreements with Mr. Hare and Mr. Van Noy. In 2011, we made additional tax-related amendments to our separation agreement with Mr. Van Noy and extended the period in which Mr. Van Noy is entitled to receive health and welfare benefits following his separation from Carmike. In 2013, the separation agreements were amended and restated which primarily related to the treatment of equity awards in connection with certain employment termination events as well as the addition of a target bonus as an additional element of severance in connection with a termination or resignation related to a change in control. For purposes of the following description, we refer to Messrs. Van Noy, Hare and Ellis as the “executives.” We did not enter into a stand-alone separation agreement with Messrs. Passman and Mayo because the terms of any potential separation are contained in their respective employment agreements.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we terminate the executive without cause (as defined below) he will be entitled to a severance payment equal to two times his base salary, which will be paid in 24 equal monthly installments beginning six months and one day following his termination of employment.

If we terminate the executive without cause (as defined below) or at any time if he resigns for good reason (as defined below), in each case either in anticipation of a change in control (as defined below) or within two years after a change in control, in addition to the severance payment described above, he will also receive a severance payment equal to two times his target bonus, which will be paid in 24 equal monthly installments beginning six months and one day following his termination of employment.

In addition, in connection with any of the termination events described above, all of the restrictions on time-based restricted stock granted to the executive prior to January 1, 2013 shall expire, and the executive’s time-vested restricted stock shall become non-forfeitable as of his termination of employment.

Finally, each executive, excluding Mr. Van Noy, shall be entitled to continued welfare benefits for two years following his termination of employment. Mr. Van Noy shall be entitled to continued welfare benefits for thirty months following his termination of employment.

Death or Disability

Under the separation agreements, if the executive’s employment terminates due to death or disability, all options granted prior to May 1, 2013 will become exercisable as of the date that employment terminates and remain outstanding for one year and all of the restrictions on any restricted stock granted prior to May 1, 2013 shall expire, and such restricted stock shall become non-forfeitable. Performance-based restricted stock awards will be paid based on actual amounts earned for completed periods and will be prorated for the current period at the target amount.

No Tax Gross-Ups

Following the 2011 amendment to Mr. Van Noy’s agreement, none of the separation agreements contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

2014 Incentive Stock Plan and Award Agreements

Under the 2014 Incentive Stock Plan, our employees and outside directors and consultants are eligible to receive equity-based awards including incentive stock options, non-incentive stock options, stock appreciation rights, stock grants and stock units.

Under the 2014 Incentive Stock Plan, except as otherwise provided in an award agreement, as of the “change effective date” of a change in control (as defined below), all options and all stock appreciation rights become exercisable, and all stock grants and stock unit grants vest. If required in the agreement effecting a change in control, the Board of Directors can cancel all options, stock appreciation rights, stock grants or stock unit grants after providing holders a reasonable period to exercise options and stock appreciation rights and to take any action necessary to receive stock subject to stock grants or cash payable under stock unit grants. Any grant subject to a performance goal shall vest only with respect to shares earned based on actual results for performance periods completed prior to the change in control and at the target amount for the performance period in which the change of control occurs and for future performance periods.

Under the NEOs’ award agreements for outstanding performance shares:

•

in the case of death or disability, outstanding performance shares will become vested as a result of a “separation from service” (within the meaning of Section 409A of the Code), to the extent of actual results for performance periods completed prior to the separation and at target (on a pro-rated basis) for the performance period in which the separation occurs, and forfeited for performance periods beginning after the separation;

•	in the case of a change in control, outstanding performance share awards will become fully vested:

•	with respect to shares earned based on actual results for performance periods completed prior to the change in control; and

•	at target for the performance period in which the change of control occurs and for future performance periods;

•

in the case of reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service) outstanding performance shares will become vested upon voluntary separation from service or involuntary separation from service, without cause, after reaching retirement age, to the following extent:

•	shares earned based on actual results for performance periods completed prior to the separation will vest;

•	shares earned based on actual results (pro-rated) for the performance period in which the separation occurs will vest; and

•	shares with respect to performance periods beginning after the separation will be forfeited.

Under the NEOs’ award agreements for restricted stock:

•	in the case of death or disability, outstanding restricted stock awards will become fully vested as a result of a “separation from service” (within the meaning of Section 409A of the Code),

•	in the case of a change in control, outstanding restricted stock awards will become fully vested;

•

in the case of reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service) outstanding restricted stock awards will become fully vested upon voluntary separation from service or involuntary separation from service, without cause, after reaching retirement age.

Under the NEOs’ award agreements for outstanding options, such options will become vested upon voluntary termination or involuntary termination without cause after reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service), and will remain exercisable for the shorter of three years or the remaining term of the option.

Potential Payments upon Termination or Change in Control

NEO/Scenario (1)	Severance ($)	Continuing Benefits ($)	Accelerated Vesting ($)	Total ($)
S. David Passman III
Termination without cause	2,960,000	22,402	—	2,982,402
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	2,960,000	22,402	4,540,973	7,523,375
Death or disability	—	—	3,817,606	3,817,606
Change in control (without termination)	—	—	4,540,973	4,540,973
Retirement (2)	—	—	4,540,973	4,540,973

Richard B. Hare
Termination without cause	780,000	33,053	—	813,053
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,342,500	33,053	1,186,129	2,561,682
Death or disability	—	—	1,001,829	1,001,829
Change in control (without termination)	—	—	1,186,129	1,186,129

Fred W. Van Noy
Termination without cause	880,000	26,038	—	906,038
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,517,500	26,038	1,808,246	3,351,784
Death or disability	—	—	1,549,046	1,549,046
Change in control (without termination)	—	—	1,808,246	1,808,246
Retirement (2)	—	—	1,808,246	1,808,246

NEO/Scenario (1)	Severance ($)	Continuing Benefits ($)	Accelerated Vesting ($)	Total ($)
Daniel E. Ellis
Termination without cause	710,000	33,713	—	743,713
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,220,000	33,713	1,038,838	2,292,551
Death or disability	—	—	904,249	904,249
Change in control (without termination)	—	—	1,038,838	1,038,838

A. Dale Mayo
Termination without cause	1,050,000	34,874	—	1,084,874
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,200,000	34,874	423,587	1,465,421
Death or disability	—	—	—	—
Change in control (without termination)	—	—	—	—
Retirement (2)	—	—	423,587	423,587

(1)	This table assumes the termination, resignation and/or change in control occurred as of December 31, 2015, and accelerated vesting amounts are based on our closing stock price of $22.94 per share as of that date.

(2)	Because Mr. Passman, Mr. Van Noy and Mr. Mayo have reached retirement age, as defined above, they will receive accelerated vesting of outstanding options and performance shares under the circumstances described above under “—2014 Incentive Stock Plan and Award Agreements.”

Key Definitions

In the separation agreements and the Passman and Mayo employment agreements, during the two-year period following a change in control, the term “cause” means:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct which has a material and adverse effect on us;

•

there is any act or omission by the executive involving malfeasance or gross negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission actually has a material and adverse effect on our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation clearly would have been a termination of an employee by us.

In the separation agreements and the Passman and Mayo employment agreements, prior to a change in control or after the two-year period following a change in control, the term “cause” means:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct;

•

there is any act or omission by the executive involving malfeasance or negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission is reasonably likely to materially and adversely affect our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation ordinarily would be a termination of the employee by us.

In the separation agreements and the Passman and Mayo employment agreements, the term “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•

any person or group (provided further, in the case of Mr. Van Noy’s agreement, that such person is not a signatory to the shareholders’ agreement dated January 31, 2002 (“Stockholders Agreement”), or a person or group which acquires stock in a transaction with a signatory to the Stockholders Agreement) becomes the beneficial owner of 45% or more of the combined voting power of our Common Stock;

•	a majority of our Board of Directors is replaced within a two-year period by directors not approved by 2/3 of the existing Board;

•	our stockholders approve a reorganization, merger, consolidation or share exchange in which we are not the surviving company;

•	our stockholders approve a sale of 50% or more of our assets or business;

•	our stockholders approve the dissolution or liquidation of us; or

•

our stockholders approve our combination with another company, unless following the combination, our stockholders have more than 60% of the Common Stock of the combined company in substantially the same proportions in which they owned our stock.

In the separation agreements and the Passman and Mayo employment agreements, during the two-year period following a change in control, the term “good reason” means:

•	a reduction in the executive’s base salary or a reduction in the executive’s combined opportunity to receive any incentive compensation and bonuses;

•

a reduction in the scope, importance or prestige of the executive’s duties, responsibilities or authority (other than as a result of a mere change in the executive’s title if such change in title is consistent with our organizational structure following a change in control);

•

the transfer of the executive’s primary work site from the executive’s primary work site as of the date of the change in control to a new primary work site which is more than 50 miles from the executive’s then current primary work site (with certain exceptions); or

•

we fail to continue to provide the executive the health and welfare benefits, deferred compensation benefits, executive perquisites and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to the executive immediately prior to the change in control.

In the 2014 Incentive Stock Plan, the term “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•	the acquisition by any person of 30% or more of the voting power for election of our directors;

•	the incumbent members of our Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less;

•	a reorganization, merger, consolidation or share exchange approved by our stockholders whereby our Common Stock is converted into or exchanged for the stock of another corporation;

•	a sale or disposition of 50% or more of our assets;

•

a reorganization, merger, consolidation or share exchange approved by our stockholders, unless our stockholders control the resulting company and retain, with respect to our other stockholders, substantially the same proportion of share ownership that they had in us; or

•	the approval by stockholders of a complete liquidation or dissolution of us.

The “change effective date” for a change in control means, generally, the date of closing for a change in control pursuant to a transaction with a closing date (such as a merger, consolidation, reorganization, share exchange, sale or disposition of assets) or the date of reporting in accordance with applicable law for other changes in control. Until there is a “change effective date” for a change in control, there will be no accelerated vesting of awards. For example, if our stockholders approve a merger, but the merger does not ultimately close, there will be no accelerated vesting of awards.

Restrictive Covenants

For a period of two years following the termination of Mr. Passman, Mr. Hare, Mr. Van Noy, Mr. Ellis or Mr. Mayo pursuant to the terms of the separation agreements, the Passman employment agreement and the Mayo employment agreement, as applicable, the NEOs have agreed not to:

•

for purposes of competing with us, solicit or seek to solicit any of our suppliers with whom the executive had a personal business interaction, at any time during the two years prior to the termination of the executive’s employment;

•

employ or seek to employ any of our employees serving in an executive, managerial, or supervisory capacity during the term of the executive’s employment, with whom the executive had business dealings during the two years prior to the termination of the executive’s employment, unless such employee has ceased to be employed by us for a period of at least one year;

•	use or disclose any trade secret that the executive may have acquired during the term of his employment for so long as such information remains a trade secret; or

•	use or disclose any confidential or proprietary information that the executive may have acquired during the term of, in the course of, or as a result of his employment.

If we breach our obligations to an executive under his separation agreement, to Mr. Passman under the Passman employment agreement or Mr. Mayo under the Mayo employment agreement, the restrictive covenants are removed completely.

Deferred Compensation Program

As described previously, in July 2013 we entered into a deferred compensation program for a number of our senior executives, including the Participating NEOs. Upon a change in control, a successor to us is not obligated to continue making payments under the deferred compensation agreements upon the earlier of a Participating NEO’s termination of employment or the date on which the Participating NEO is eligible for payment under the Participating NEO’s agreement. A Participating NEO, or his beneficiary, is eligible for payment upon the later of the Participating NEO’s separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of a participant’s deferred compensation program account attributable to employee contributions upon the participant’s separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the deferred compensation program. Such distributions may be made in a lump sum or in up to six installments.

For more information about the amounts earned by the Participating NEOs during 2015, see the “All Other Compensation” column in the Summary Compensation Table and in the Nonqualified Deferred Compensation for 2015 table.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) stockholders have the opportunity to vote, on an advisory basis, on the “say on pay” proposal, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2015 executive compensation programs and policies and the compensation paid to the Named Executive Officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis” beginning on page 12 of this proxy statement, the compensation paid to our Named Executive Officers reflects the following principles of our compensation program:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

Although the vote on this say on pay proposal is non-binding, the Compensation and Nominating Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation and Nominating Committee would consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our Named Executive Officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board of Directors and will not create or imply any change to or any additional fiduciary duties of the Board of Directors.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of executive compensation.

COMPENSATION OF DIRECTORS

For 2015 and through the 2016 Annual Meeting, our non-employee directors (other than the non-executive chairman) receive annual cash compensation consisting of a $65,000 retainer. The non-executive Chairman of the Board of Directors receives an annual retainer of $85,000. Members of the Audit Committee (other than the Chairman) receive an annual retainer of $7,500 and the Chairman of the Audit Committee receives an annual $12,500 retainer. The Chairman of the Compensation and Nominating Committee receives an annual $7,500 retainer and the Chair of the Corporate Governance Committee receives an annual retainer of $2,500. Our employees do not receive any additional compensation for serving on the Board of Directors.

For 2015, our non-employee directors receive annual equity compensation in the form of a stock-settled restricted stock unit grant valued at $60,000, issued at each annual meeting of stockholders and vesting in full at our next annual meeting of stockholders. Our non-executive Chairman of the Board receives an additional stock-settled restricted stock unit grant valued at $30,000 issued at each annual meeting of stockholders that vests in full at our next annual meeting of stockholders. Upon their initial election to the Board of Directors, we provide our non-employee directors a one-time grant of stock-settled restricted stock units valued at $22,500, vesting in full on the first anniversary of such director’s election to the Board.

Effective immediately after the 2016 Annual Meeting, the Compensation and Nominating Committee approved increases in the compensation paid to our committee chairs and members of our Compensation and Nominating Committee. For 2016, the Chairman of the Audit Committee will receive an annual $15,000 retainer, the Chairman of the Compensation and Nominating Committee will receive an annual $10,000 retainer and the Chair of the Corporate Governance Committee will receive an annual retainer of $7,500. Our employees do not receive any additional compensation for serving on the Board of Directors. In addition, effective immediately after the 2016 Annual Meeting, the dollar value of the stock-settled restricted unit grants to be made to non-employee directors will increase to $80,000 and the dollar value of the stock-settled restricted unit grant to be made to the Chairman of the Board will increase to $120,000.

We reimburse our non-employee directors for reasonable expenses incurred in connection with Board-related activities. These expenses may include meals, lodging and transportation, including the reimbursement for use of corporate aircraft incurred in conjunction with meetings of the Board of Directors or other company business.

Director compensation for 2015 is as follows:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Mark R. Bell (3)	$77,500	$60,000	$137,500
Jeffrey W. Berkman	$65,000	$60,000	$125,000
Sean T. Erwin	$72,500	$60,000	$132,500
James A. Fleming	$65,000	$60,000	$125,000
Roland C. Smith (4)	$92,500	$90,000	$182,500
Patricia A. Wilson (5)	$75,000	$60,000	$135,000

(1)	S. David Passman III, our President and Chief Executive Officer, is not included in this table as he did not receive compensation for his service as a director. The compensation received by Mr. Passman as an employee is shown in the Summary Compensation Table above.

(2)	The amount reflects the grant date fair value of the stock awards. The value is calculated in accordance with ASC 718. The assumptions made in connection with the valuation of these awards are described in Note 12 to the notes to our consolidated financial statements in our 2015 Annual Report on Form 10-K. As of December 31, 2015, each director had outstanding 1,985 unvested restricted stock units, which will vest at our Annual Meeting. Mr. Smith, as the non-executive Chairman of the Board, had outstanding an additional 993 unvested restricted stock units which will vest at the Annual Meeting.

(3)	Mr. Bell is the Chairman of the Audit Committee.

(4)	Mr. Smith is the non-executive Chairman of the Board and the Chairman of the Compensation and Nominating Committee.

(5)	Ms. Wilson is the Chair of the Corporate Governance Committee.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

In setting compensation, our Compensation and Nominating Committee considers the risks to our stockholders that may be inherent in our overall compensation program. The Compensation and Nominating Committee has reviewed our compensation policies and practices and concluded that our compensation program is designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and does not encourage executives to take unnecessary or excessive risks.

COMPENSATION COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement for the 2016 Annual Meeting of Stockholders and, based on this review and these discussions with management, the Compensation and Nominating Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement for the 2016 Annual Meeting of Stockholders for filing with the SEC.

By the Compensation and Nominating Committee:	Roland C. Smith, Chairman
Jeffrey W. Berkman
James A. Fleming
Patricia A. Wilson
April 7, 2016

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CORPORATE GOVERNANCE

Corporate Governance Information

Our Corporate Governance Guidelines, Code of Conduct for Officers, Directors and Employees, Code of Ethics for Senior Executive and Financial Officers, Incentive-Based Compensation Recoupment (Clawback) Policy and the charters for the Compensation and Nominating Committee, Corporate Governance Committee and Audit Committee are available, along with other corporate governance information, on Carmike’s website at www.carmike.com.

Board Meetings

The business of Carmike is managed under the direction of the Board of Directors. The Board of Directors met six times during the year ended December 31, 2015. Each of the directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the period that he or she served during 2015 and (2) the total meetings held by all committees of the Board on which he or she served during 2015. The Board of Directors has adopted a policy whereby directors are expected to attend Carmike’s Annual Meeting of Stockholders. At the 2015 annual meeting, all of the members of the Board of Directors were present.

Board Leadership Structure

Until January 2009, Carmike operated under the traditional U.S. board leadership structure with our Chief Executive Officer serving as Chairman of the Board. In addition, between 2006 and January 2009, our Board of Directors also utilized a lead independent director to provide a source of Board leadership complementary to that of the Chief Executive Officer and Chairman of the Board. Upon the departure of our former Chief Executive Officer, the Board of Directors re-evaluated its leadership structure. Beginning in June 2009 with the appointment of Mr. Passman as our new President and Chief Executive Officer, the Board determined that it would be preferable for one of our independent directors to serve as non-executive Chairman of the Board. Mr. Smith was elected our non-executive Chairman of the Board on June 4, 2009. Mr. Smith has over thirteen years’ experience serving on our Board, and currently serves as Chairman and Chief Executive Officer of Office Depot, Inc. At this time, we believe this Board leadership structure is appropriate for our company and our stockholders.

We believe it is the Chief Executive Officer’s responsibility to run the company and the Chairman’s responsibility to run the Board of Directors. We believe it is beneficial to have an independent Chairman of the Board whose sole job is leading the Board. In making the decision to appoint an independent Chairman of the Board, the Board of Directors considered the time that Mr. Passman is required to devote to the Chief Executive Officer position. By having another director serve as Chairman of the Board, Mr. Passman is able to focus his entire energy on running Carmike. In addition, this provides strong leadership for our Board of Directors, while also positioning the Chief Executive Officer as the leader of our company in the eyes of our employees and other stakeholders.

The Board of Directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Board of Directors evaluates its leadership structure to ensure that the structure is appropriate for Carmike and its stockholders. We recognize that different board leadership structures may be appropriate for Carmike in the future, depending upon the applicable circumstances. However, the Board of Directors believes the current leadership structure, with Mr. Passman as Chief Executive Officer and Mr. Smith as Chairman of the Board, is the appropriate structure for Carmike at this time.

Risk Oversight

The Audit Committee is primarily responsible for overseeing Carmike’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management periodically regarding Carmike’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers Carmike’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing Carmike and on Carmike’s general risk management strategy, and also ensure that risks undertaken by Carmike are consistent with the Board of Director’s risk management philosophy. While the Board of Directors oversees Carmike’s risk management, Carmike’s management is responsible for the day-to-day risk management process. This division of responsibilities is an effective approach for addressing the risks facing Carmike, and the Board’s leadership structure supports this approach.

Committees of the Board of Directors

Executive Committee

The Executive Committee consists of S. David Passman III, as Chairman, Roland C. Smith, and James A. Fleming. The Executive Committee met two times during the year ended December 31, 2015.

The primary purpose of the Executive Committee is to assist the Board of Directors in fulfilling its responsibilities relating to capital expenditures, investments, acquisitions and financing activities based on the criteria established in the Executive Committee’s charter. The Executive Committee is responsible for reviewing and approving transactions and agreements related to dispositions, acquisitions, joint ventures, capital expenditures, developments and refurbishments, indebtedness and vendor and supplier obligations.

Compensation and Nominating Committee

The Compensation and Nominating Committee consists of Roland C. Smith, as Chairman, Jeffrey W. Berkman, James A. Fleming and Patricia A. Wilson. The Board of Directors has determined that all members of the Compensation and Nominating Committee are independent as defined under the rules and regulations of the SEC and applicable listing standards of Nasdaq (the “Nasdaq listing standards”) including the enhanced independence standards for compensation committee members. In addition, the Board of Directors has determined that each member meets the requirements of a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Code. The Compensation and Nominating Committee met nine times during the year ended December 31, 2015.

The Compensation and Nominating Committee is responsible for, among other things:

•	approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of Carmike;

•	administering our incentive stock plans;

•	reviewing annual incentive opportunity levels and goals;

•	reviewing and approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other senior officers of Carmike;

•	assisting the Board of Directors in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing the development of executive succession plans;

•	selecting and recommending potential candidates to be nominated for election to the Board of Directors; and

•	making recommendations to the Board of Directors concerning the structure and membership of other Board committees.

Corporate Governance Committee

The Corporate Governance Committee consists of Patricia A. Wilson, as Chairperson, Mark R. Bell, Jeffrey W. Berkman and Sean T. Erwin. The Corporate Governance Committee met one time during the year ended December 31, 2015.

The primary purpose of the Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities relating to ensuring that Carmike’s corporate governance policies, procedures and practices continue to effectively promote the best interests of Carmike’s stockholders.

The Corporate Governance Committee is responsible for, among other things:

•	reviewing any questions regarding the independence of directors;

•	overseeing the periodic evaluation of the Board of Directors and its committees as deemed appropriate;

•	reviewing and reassessing the adequacy of the Corporate Governance Guidelines periodically and recommending any proposed changes to the Board of Directors for approval;

•	advising and making recommendations to the Board of Directors on matters concerning corporate governance and directorship practices; and

•	ensuring that the independent members of the Board of Directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee

The Audit Committee consists of Mark R. Bell, as Chairman, Sean T. Erwin and Patricia A. Wilson. The Board of Directors has determined that each member of the Audit Committee is independent under applicable law and the rules and requirements of the SEC and the Nasdaq listing standards. In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, and Mr. Bell is designated by the Board of Directors as an “audit committee financial expert” under rules and regulations of the SEC, and meets the Nasdaq’s professional experience requirements.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, overseeing, compensating and terminating the independent auditors;

•	discussing with the independent auditors their independence;

•	reviewing with the independent auditors the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions;

•	overseeing the financial reporting process and discussing with management and the independent auditors the interim and annual financial statements that Carmike files with the SEC; and

•	reviewing and monitoring Carmike’s accounting principles, policies and financial and accounting controls.

The Audit Committee met six times during the year ended December 31, 2015.

Director Independence

The Board of Directors annually reviews and analyzes the independence of each director under the requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, the rules and regulations of the SEC, the Nasdaq listing standards and the Code.

The purpose of the review is to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members are inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examines transactions and relationships between directors or their affiliates and Carmike or senior management.

As a result of this review, for 2016, the Board of Directors affirmatively determined that all director nominees are independent for purposes of serving on the Board of Directors, except for S. David Passman III. The Board of Directors has further determined that all members of the Audit Committee and the Compensation and Nominating Committee are independent in accordance with applicable requirements. S. David Passman III is not considered independent because he is employed by Carmike.

Selection of Director Nominees

The Compensation and Nominating Committee is responsible for evaluating candidates for election to the Board of Directors at Carmike’s Annual Meeting. The Compensation and Nominating Committee also evaluates candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

General Criteria and Process

Pursuant to its charter and the Corporate Governance Guidelines, the Compensation and Nominating Committee is responsible for reviewing with the Board of Directors, at least annually, the requisite balance of skills and areas of expertise and other appropriate qualification standards of its individual directors, as well as the composition of the Board of Directors as a whole. The Compensation and Nominating Committee will review each incumbent director’s qualifications for renomination for continued service on the Board of Directors. This assessment will include, but not be limited to, the following director qualification factors:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding Carmike’s business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the Board of Directors;

•	breadth of business and organizational skills, background and experience; and

•	“independence” as contemplated by applicable legal and regulatory requirements.

The Compensation and Nominating Committee will also consider these qualifications in identifying and evaluating director candidates for nomination to the Board of Directors. In addition, the Compensation and Nominating Committee generally believes that director candidates should be committed to representing the long-term interests of the stockholders, willing to devote sufficient time to carry out their duties and responsibilities effectively and committed to serving on the Board of Directors for an extended period of time. The Compensation and Nominating Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

The Compensation and Nominating Committee’s process for selecting director nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the Board of Directors or its committees have specific unfulfilled needs. The Compensation and Nominating Committee then considers candidates identified by the Committee, other directors, Carmike’s executive officers and stockholders, and, if applicable, a third party search firm. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees. The Compensation and Nominating Committee then selects nominees to recommend to the Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Compensation and Nominating Committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

Board Diversity

We do not have a formal policy regarding board diversity. Our Compensation and Nominating Committee currently believes that, while diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Compensation and Nominating Committee focuses on skills, expertise or background that would complement the existing Board of Directors.

Stockholder Recommendations of Candidates for Director

The Compensation and Nominating Committee has not adopted a specific policy regarding the consideration of director candidates recommended by stockholders. As described in the Corporate Governance Guidelines, stockholders who wish to recommend candidates for consideration by the Compensation and Nominating Committee for election at an annual meeting may submit the candidate’s name and other relevant information in writing to our Secretary at our corporate address provided in this proxy statement. The Compensation and Nominating Committee may consider such stockholder recommended candidates when it evaluates and recommends nominees to the Board of Directors for submission to the stockholders at each annual meeting, or in connection with filling vacancies on the Board.

The Compensation and Nominating Committee has not received a recommended candidate, in connection with the 2016 Annual Meeting of stockholders, from any stockholder or group of stockholders that had beneficially owned more than 5% of Carmike’s Common Stock for more than one year at the time of such recommendation.

For more information about stockholder nominations of directors for election at an annual meeting and stockholder proposals, see the section titled “Other Information for Stockholder” beginning on page 55 of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to our Common Stock beneficially owned by each person, other than persons whose ownership is reflected below under “—Security Ownership of Management and Directors,” who is known by us to own, directly or indirectly, more than 5% of the outstanding shares of our Common Stock as of the dates set forth below, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to us. Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person or entity has sole voting and dispositive power.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Driehaus Capital Management, LLC (2) 25 East Erie Street Chicago, Illinois 60611	1,970,578	8.0%
Mittleman Investment Management, LLC (3) 188 Birch Hill Road Locust Valley, NY 11560	1,752,910	7.1%
BlackRock, Inc (4) 40 East 52nd Street New York, NY 10022	1,622,231	6.6%

(1)	Percent of class is with respect to 24,551,271 outstanding shares of Carmike’s Common Stock as of March 30, 2016.

(2)	According to the Schedule 13D filed March 31, 2016 by Driehaus Capital Management, LLC (“DCM”), and Driehaus Active Income Fund (“DAIF”). DCM has shared voting and dispositive authority over 1,970,578 shares of Carmike’s Common Stock and DAIF has shared voting and dispositive authority over 1,315,011 shares of Carmike’s Common Stock.

(3)	According to the Schedule 13D/A filed March 21, 2016, by Mittleman Brothers, LLC (“Mittleman Brothers”), Master Control LLC (“Master”), Mittleman Investment Management LLC (“MIM”) and Christopher P. Mittleman. Mittleman Brothers is the sole member of Master, Master is the sole member of MIM, Mr. Mittleman is the Chief Investment Officer of MIM, and each has sole voting authority and shared dispositive authority over 1,752,910 shares of Carmike’s Common Stock.

(4)	According to the Schedule 13G/A filed January 26, 2016, BlackRock, Inc. beneficially owns 1,622,231 shares of Carmike’s Common Stock with sole voting authority power 1,571,464 shares and sole dispositive authority over 1,622,231 shares.

Security Ownership of Management and Directors

Unless otherwise indicated, the following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of March 30, 2016 by:

•	our current directors and director nominees;

•	our Named Executive Officers; and

•	all executive officers and directors as a group.

Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person has sole voting and dispositive power. The address for the following individuals is: c/o Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901. None of the shares below is subject to pledge.

Name of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
S. David Passman III (2)	616,189	2.51%
Richard B. Hare (3)	191,810	*
Fred W. Van Noy (4)	185,000	*
Daniel E. Ellis (5)	83,181	*
A. Dale Mayo	—	*
Jeffrey W. Berkman (6)	23,959	*
Mark R. Bell (7)	16,388	*
Sean T. Erwin (8)	11,312	*
James A. Fleming (9)	26,059	*
Roland C. Smith (10)	43,864	*
Patricia A. Wilson (11)	28,809	*
All directors and executive officers as a group (14 persons) (12)	1,368,732	5.57%

*	Indicates less than 1%.

(1)	Percent of class is with respect to 24,551,271 outstanding shares of our Common Stock as of March 30, 2016. In computing the percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of March 30, 2016 by the exercise of options or the vesting of stock awards. These shares, however, are not counted in computing the percentage of ownership of any other person.

(2)	Includes options to purchase 340,000 shares, vested or vesting within 60 days of March 30, 2016.

(3)	Includes options to purchase 121,666 shares, vested or vesting within 60 days of March 30, 2016.

(4)	Includes options to purchase 56,000 shares, vested or vesting within 60 days of March 30, 2016.

(5)	Includes options to purchase 15,000 shares, vested or vesting within 60 days of March 30, 2016.

(6)	Includes options to purchase 5,000 shares and 1,985 restricted stock units vested or vesting within 60 days of March 30, 2016.

(7)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.

(8)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.

(9)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.

(10)	Includes 2,978 restricted stock units vesting within 60 days of March 30, 2016.

(11)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.

(12)	Includes options to purchase 559,000 shares, vested or vesting within 60 days of March 30, 2016 and 12,903 restricted stock units vesting within 60 days of March 30, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. Although we have not entered into any related party transactions during 2015, if we were to do so, any such transaction would need to be reviewed and approved by our Audit Committee. A report is made to our Audit Committee annually by our management and our independent auditor disclosing any known related party transactions. No reportable transactions occurred since January 1, 2015.

COMPENSATION AND NOMINATING COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Nominating Committee are Messrs. Smith, Berkman and Fleming and Ms. Wilson. None of the members of the Compensation and Nominating Committee during 2015 has ever been one of our officers or employees. In addition, none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or on the Compensation and Nominating Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

EQUITY COMPENSATION PLANS

The following table presents information as of December 31, 2015 about our Common Stock that may be issued upon the exercise of outstanding options, warrants and rights under our 2014 Incentive Stock Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2014 Incentive Stock Plan (1)	623,334	11.12	1,116,804
Equity compensation plans not approved by stockholders	None	None	None

Total	623,334		1,116,804

(1)	As of December 31, 2015, of the 1,116,804 shares remaining available for future grant under the 2014 Incentive Stock Plan, all were available for grant as stock grants.

OTHER INFORMATION FOR STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2015.

Stockholder Proposals

Rule 14a-8 Proposals for Our 2017 Proxy Statement

Any stockholder of Carmike who wishes to present a proposal at the 2017 annual meeting of stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver the proposal to Carmike’s Corporate Secretary not later than December 16, 2016. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder proposal that does not comply with the rules of the SEC for inclusion therein.

Stockholder Proposals of Business at an Annual Meeting

Under our by-laws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting, outside the processes of Rule 14a-8, if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the proposal to our Corporate Secretary; and

•	entitled to vote at the meeting.

In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our by-laws, our Corporate Secretary must receive written notice of a proposal for business at the 2017 annual meeting between January 25, 2017 and February 24, 2017, provided however, if and only if the 2017 annual meeting is not scheduled to be held between April 25, 2017 and June 24, 2017, such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the public announcement (as defined in our by-laws) of the date of the 2017 annual meeting; or

•	90 days prior to the date of the 2017 annual meeting.

The advance notice of the proposal must contain certain information specified in our by-laws, including information concerning the proposal and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2017 annual meeting; and

•	as of ten business days prior to the 2017 annual meeting and not later than eight business days prior to the annual meeting.

The foregoing description is only a summary of the requirements of our by-laws. Stockholders intending to submit a proposal of business at the 2017 annual meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our by-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

Stockholder Nominations of Directors at an Annual Meeting

Stockholders may nominate directors for election at an annual meeting without consideration by the Compensation and Nominating Committee by complying with the eligibility, advance notice and other provisions of our by-laws. Under our by-laws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the nomination to our Corporate Secretary; and

•	entitled to vote at the meeting.

The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our by-laws, our Corporate Secretary must receive written notice of a nomination for election of a director at the 2017 annual meeting between January 25, 2017 and February 24, 2017, provided however, if and only if the 2017 annual meeting is not scheduled to be held between April 25, 2017 and June 24, 2017, such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the public announcement (as defined in our by-laws) of the date of the 2017 annual meeting; or

•	90 days prior to the date of the 2017 annual meeting.

The advance notice of the nomination must contain certain information specified in our by-laws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2017 annual meeting; and

•	as of ten business days prior to the 2017 annual meeting and not later than eight business days prior to the annual meeting.

The foregoing description is only a summary of the requirements of our by-laws. Stockholders intending to submit a nomination for the 2017 annual meeting must comply with the provisions specified in our by-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

In order for proposals submitted outside the processes of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the deadline date for stockholder proposals determined pursuant to our by-laws, as described above.

Contact Information

Stockholder proposals and nominations should be sent to:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attention: Corporate Secretary

Stockholder Communications with the Board of Directors

The independent members of Carmike’s Board of Directors have adopted a formal process by which stockholders may communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors as a group, our non-executive Chairman or the non-management directors as a group may do so by sending written communications addressed to: Corporate Secretary of Carmike Cinemas, Inc., Attention: Board of Directors, 1301 First Avenue, Columbus, Georgia 31901. This information is also contained on Carmike’s website at www.carmike.com.

Annual Report

Carmike is providing a copy of our 2015 Annual Report (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) to all stockholders with this proxy statement.

Carmike will provide without charge a copy of the 2015 Annual Report on Form 10-K filed with the SEC (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) upon written request to the Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement and Carmike’s 2015 Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified Carmike of their desire to receive multiple copies of the proxy statement or annual report. Carmike will promptly deliver, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary, by phone (706) 576-3400 or by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement and annual report may contact the Corporate Secretary by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy of the proxy statement and annual report be mailed in the future.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the proxy card or voting over the internet or by telephone.

ANNUAL MEETING OF STOCKHOLDERS OF

CARMIKE CINEMAS, INC.

May 25, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/19008/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20733000000000000000 2	052516

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES:		2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Roland C. Smith O Mark R. Bell O Jeffrey W. Berkman O Sean T. Erwin O James A. Fleming O S. David Passman III O Patricia A. Wilson		3.	To approve, on a non-binding advisory basis, executive compensation.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponement, adjournment or continuation thereof.

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

CARMIKE CINEMAS, INC.

Proxy for Annual Meeting of Stockholders on May 25, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. DAVID PASSMAN III, FRED W. VAN NOY and DANIEL E. ELLIS, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Carmike Cinemas, Inc., to be held May 25, 2016 at 9:00 a.m. local time, at the offices of King & Spalding LLP, located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof.

The undersigned hereby revokes any other proxy executed previously for the Annual Meeting of Stockholders. Each share of common stock of Carmike has one vote.

This proxy, when properly executed, will be voted in the manner the undersigned directs on the reverse side of this card. If you sign and return this proxy but do not specify otherwise, this proxy will be voted “FOR” all director nominees and “FOR” proposals 2 and 3 listed on the reverse side of this card. Simply sign, date and return this proxy.

Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

CARMIKE CINEMAS, INC.

May 25, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19008/

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢ 20733000000000000000 2	052516

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES:		2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Roland C. Smith O Mark R. Bell O Jeffrey W. Berkman O Sean T. Erwin O James A. Fleming O S. David Passman III O Patricia A. Wilson		3.	To approve, on a non-binding advisory basis, executive compensation.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponement, adjournment or continuation thereof.

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢